UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2026

Annual General Meeting

Of Members and

Proxy Statement

LETTER FROM THE BOARD OF DIRECTORS

FROM OUR BOARD OF DIRECTORS

Dear Fellow Shareholders:

As your Board of Directors, we oversee White Mountains’s efforts to create superior growth in intrinsic value per share over long periods of time. Your Company seeks to achieve this goal by making opportunistic and value-oriented acquisitions of businesses primarily in the insurance, financial services and related sectors, operating these businesses and, if and when attractive exit valuations become available, disposing of these businesses. Since the Company’s IPO in 1985, we have delivered annualized growth in book value per share of 13% and market value per share of 12%.

2025 was an excellent year for your Company. We finished 2025 with book value per share of $2,188, up 25% for the year. The successful sale of Bamboo in December was the biggest driver, adding roughly $320 to book value per share. Total shareholder return was 7% in 2025, compared to 18% for the S&P 500 and 10% for the S&P 500 P&C Insurance Index.

Apart from Bamboo, our operating businesses generally produced solid to very good results in 2025. Ark produced excellent results while growing premiums 16%. Kudu had a good year, producing a 13% return on equity and closing three acquisitions during the year. HG Global generated premiums of $61 million, driven by strong activity in the primary and secondary markets.

Your Company also added value through capital deployment and capital management activities. During the year, we acquired a majority stake in Distinguished Programs, an MGA and program administrator for specialty property & casualty insurance, and made a strategic investment in BroadStreet Partners, a top-10 North American insurance brokerage. In April, White Mountains Partners completed its acquisition of Enterprise Solutions, a leading provider of specialty electrical contracting services. And, over the year, we repurchased roughly $200 million of shares, inclusive of our self-tender offer, at accretive prices.

The Board takes its role in the planning of thoughtful, orderly succession seriously, and we were delighted to announce Liam Caffrey’s promotion to CEO and appointment as a fellow Director effective January 1st. Mr. Caffrey is a proven executive who brings deep insurance experience to his new role, and we are confident that owners will prosper under his leadership. We also congratulated our outgoing CEO, Manning Rountree, on his well-deserved retirement after an impactful 21-year career at White Mountains. The Company flourished during his tenure as CEO, and he left it well-positioned for the future. We are pleased that Mr. Rountree will remain employed as a Senior Advisor through January 1, 2028.

Ongoing Dialogue with Shareholders Through Proactive Engagement

Over the last year, members of the Board and management reached out to shareholders owning 75% of White Mountains’s shares outstanding and met with all shareholders--owning 31% of shares outstanding--who accepted a meeting. In years past, feedback from these shareholder discussions has informed changes to our executive compensation program and enhanced disclosures about the skills and areas of expertise of our Board, as well as improvements to our ESG, risk management and human capital management practices. This year, these shareholder discussions focused primarily on our business performance and outlook, approach to capital management, CEO and CFO succession, board composition and refreshment, compensation philosophy and corporate governance practices. Shareholders were supportive and provided valuable feedback.

Our core principles served us well in 2025 and will continue to guide us going forward. It is a privilege to serve as your Board, and we value highly your support of White Mountains.

Sincerely,

The White Mountains Insurance Group Board of Directors

Weston M. Hicks, Chair	Liam P. Caffrey	Reid T. Campbell	Peter M. Carlson	Mary C. Choksi
Margaret Dillon	Philip A. Gelston	Suzanne F. Shank	David A. Tanner	Steven M. Yi

April 1, 2026

White Mountains Insurance Group, Ltd. (the “Company” or the “Registrant”) is an exempted Bermuda limited liability company whose principal businesses are conducted through its subsidiaries and affiliates. Within this report, the term “White Mountains” is used to refer to one or more entities within the consolidated organization, as the context requires.

White Mountains is engaged in the business of making opportunistic and value-oriented acquisitions of businesses and assets in the insurance, financial services and related sectors, operating these businesses and assets through its subsidiaries and, if and when attractive exit valuations become available, disposing of these businesses and assets.

As of December 31, 2025, White Mountains conducted its business primarily in five areas: property and casualty insurance and reinsurance, municipal bond guarantee reinsurance, capital solutions for asset and wealth management firms, specialty insurance distribution and other operations. White Mountains’s property and casualty insurance and reinsurance business is conducted through its subsidiary Ark Insurance Holdings Limited and its subsidiaries (collectively, “Ark”) and Outrigger Re Ltd. Segregated Account 2023-1 (“WM Outrigger Re”) (collectively with Ark, “Ark/WM Outrigger”). White Mountains’s municipal bond guarantee reinsurance business is conducted through its subsidiary HG Global Ltd. and its reinsurance subsidiary HG Re Ltd. (“HG Re”) (collectively with HG Re, “HG Global”). White Mountains provides capital solutions for asset and wealth management firms through its subsidiary Kudu Investment Management, LLC and its subsidiaries (collectively, “Kudu”). White Mountains’s specialty insurance distribution business is conducted through its subsidiary WM Phoenix Parent, L.P. and its subsidiaries d/b/a Distinguished Programs (collectively, “Distinguished”). White Mountains’s other operations consist of the Company and its wholly-owned subsidiary, White Mountains Capital, LLC (“WM Capital”), its other intermediate holding companies, its wholly-owned investment management subsidiary, White Mountains Advisors LLC (“WM Advisors”), investment assets managed by WM Advisors, its interests in Bamboo Ide8 Insurance Services LLC (“Bamboo MGA”) and its subsidiaries (collectively, “Bamboo”) through a special purpose vehicle (the “Bamboo SPV”), MediaAlpha, Inc. (“MediaAlpha”), DavidShield PassportCard Ltd. and its subsidiaries (collectively, “PassportCard/DavidShield”), BroadStreet Partners, Inc. (“BroadStreet”) through a special purpose vehicle (the “BroadStreet SPV”), Elementum Holdings LP (“Elementum”), White Mountains Partners LLC (“WTM Partners”), Enterprise Electric, LLC d/b/a Enterprise Solutions (“Enterprise Solutions”), two special purpose collateralized reinsurance vehicles that provide reinsurance capacity to Bamboo (the “Bamboo CRVs”), certain other consolidated and unconsolidated entities (“Other Operating Businesses”) and certain other assets (collectively, “Other Operations”). As of December 31, 2025, White Mountains’s reportable segments were Ark/WM Outrigger, HG Global, Kudu and Distinguished, with its remaining operating businesses, holding companies and other assets included in Other Operations.

The 2026 Annual General Meeting will be confined to a shareholder vote on the proposals set forth in this Proxy Statement and on such other matters properly brought before the meeting.

For a reconciliation of non-GAAP measures used in this Proxy Statement to their most comparable GAAP measures, see Annex A.

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

Meeting Information and Availability of Proxy Materials
Date and Time:	May 21, 2026 at 8:00 a.m. Atlantic Time
Place:	Rosewood Bermuda Hotel, 60 Tucker’s Point Drive, Hamilton Parish, Bermuda
Record Date:	March 30, 2026

This Proxy Statement and the accompanying proxy card are being sent to shareholders on or about April 16, 2026.

Voting Matters and Board Recommendations
Matter		Our Board’s Recommendation
Proposal 1	Election of four directors to Class II with terms ending in 2029	For
Proposal 2	Approval of the advisory resolution on executive compensation	For
Proposal 3	Approval of the appointment of PwC as the Company’s Independent Registered Public Accounting Firm for 2026	For

How to Vote
Even if you plan to attend the 2026 Annual Meeting of Members in person, we encourage you to vote in advance of the meeting. Make sure to have your proxy card or voting instruction form in hand and follow the instructions. Participants who hold shares in a brokerage account, an employee benefit plan, or through a nominee will need to follow instructions on their proxy card, which may include options to vote their shares by telephone or over the internet. You can vote in one of three ways:

Record Holders	Beneficial Owners
Vote via the internet	Follow the instructions set forth on the voting instruction form provided by your broker with these proxy materials.
● Go to www.envisionreports.com/WTM
Vote by telephone
● Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Vote by mail
● Complete, sign, date and return your proxy card in the envelope provided

Company Performance Highlights

White Mountains is engaged in the business of making opportunistic and value-oriented acquisitions of businesses and assets primarily in the insurance, financial services and related sectors, operating these businesses and assets through our subsidiaries and, if and when attractive exit valuations become available, selling these businesses and assets for meaningful gains. Our principal focus is to grow our book value per share metrics because we believe, based on the trading history of our stock, that over the long term our share price growth will follow our growth in these metrics. Since our IPO in 1985, including dividends, the Company has delivered annualized growth in book value per share of 13% and market value per share of 12%.

The biggest driver of performance in 2025 was the sale of Bamboo. Our other operating businesses had generally solid to very good performance, and absolute investment results were good. Highlights of our 2025 operational and financial performance include:

✓      Growth in book value per share of 25%

✓      Sale of Bamboo added roughly $320 to book value per share

✓      Repurchased roughly $200 million of shares at accretive prices

✓      Acquired majority stake in Distinguished Programs

✓      Made a strategic investment in BroadStreet Partners

✓      White Mountains Partners acquired Enterprise Solutions

✓      Effected orderly succession of CEO and CFO roles

✓      Ark/WM Outrigger produced an 81% combined ratio while growing full-year gross written premiums by 16%

✓      Bamboo generated managed premiums of $766 million, up 58%

✓      Kudu produced a 13% return on equity and deployed almost $200 million into three new managers

✓      HG Global generated premiums of $61 million, up 17%

For more information on our business and performance highlights, please refer to page 29 of the proxy statement.

Election of Director Nominees

Class II Nominees – Term ending in 2029	Age	Director Since	Our Board’s Recommendation
Liam P. Caffrey	53	2026	For
Mary C. Choksi	75	2017	For
John K. Chu	62	Nominee for election	For
Weston M. Hicks	69	2023	For

Other Members of the Board
Class I - Term ending in 2028
Reid T. Campbell	58	2024
Peter M. Carlson	61	2019
Suzanne F. Shank	64	2021
Class II - Term ending in 2026
Steven M. Yi*	55	2023
Class III - Term ending in 2027
Margaret Dillon	66	2021
Philip A. Gelston	73	2018
David A. Tanner	67	2018

* Not standing for reelection at completion of current term, which ends as of the 2026 Annual General Meeting

Governance Highlights

The Company’s commitment to strong corporate governance, effective risk management and strong independent oversight of management by the Board is reflected in our sound governance practices and policies. Our governance highlights (assuming the election of our current slate of nominees) include:

✓     70% independent directors (7 out of 10)

✓     Commitment to board refreshment (four new directors since 2023)

✓     Average board tenure is 4.6 years

✓     Independent Chairman

✓     30% gender and 20% racial/ethnic diversity

✓     Shareholder right to call a Special Meeting at 10%

✓     Annual board and committee self-evaluations

✓     Robust director and executive officer share ownership guidelines (5x cash retainer for directors and 10x salary for CEO and EVPs)

Director: Year joined Board:	**Caffrey** 2026 Chief Executive Officer, White Mountains Insurance Group	**Campbell** 2024 Former President, White Mountains Insurance Group	**Carlson** 2019 Former CEO, Spectral AI	**Choksi** 2017 Former Managing Director and Founder, Strategic Investment Group & Emerging Markets Management	**Chu** Nominee Chief Executive Officer, Bamboo	**Dillon** 2021 Former EVP and Chief Customer Officer, US Consumer Markets, and former SVP and CFO, Personal Lines, Liberty Mutual	**Gelston** 2018 Former Partner, Cravath, Swaine & Moore	**Hicks** 2023 Former President & CEO, Alleghany Corporation	**Shank** 2021 President, CEO and Co-Founder, Siebert William Shank & Co.	**Tanner** 2018 Managing Director, Three Mile Capital
Insurance / Reinsurance Industry Experience	✓	✓	✓		✓	✓		✓		
Financial Services Industry Experience	✓	✓		✓	✓			✓	✓	✓
Investment Management Experience		✓		✓				✓		
Mergers & Acquisitions Expertise	✓	✓			✓		✓	✓		✓
Capital Management Expertise	✓	✓			✓			✓		✓
Senior Leadership Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Financial Reporting Expertise	✓	✓	✓	✓		✓	✓	✓	✓	✓
Risk Assessment / Risk Management Experience	✓	✓	✓		✓	✓	✓	✓	✓	✓
Cybersecurity / Data Privacy Expertise					✓		✓			
Legal / Regulatory Expertise		✓					✓		✓	
Public Company Board Experience		✓	✓	✓		✓	✓	✓	✓	✓

Reflects Board composition and refreshment statistics if director nominees are elected at the 2026 Annual General Meeting. The lack of a checkmark for a particular item does not mean that the director does not possess that qualification, skill or experience, but rather the checkmark indicates that the item is a particularly prominent qualification, skill or experience that the director brings to the Board.

For more information on our corporate governance practices, please refer to page 18 of the proxy statement.

Shareholder Outreach

Shareholder engagement is of great importance to our Board and management team as a means to solicit feedback and to ensure accountability and responsiveness to our shareholders. Feedback from these discussions is shared with the Board each year. Our shareholder outreach highlights include:

Year-Round Annual Engagement Program

JUNE - SEPTEMBER
Review and summarize feedback from annual meeting and identify potential areas of investor concern

OCTOBER - DECEMBER
Meet with shareholders and proxy advisors and consider issues raised

JANUARY - APRIL
Modify proxy statement based on investor feedback and discuss with Board any issues raised by investors

MAY
Ahead of annual meeting, conduct engagement with investors that have expressed any concerns or questions over ballot items and proxy statement

Topics of discussion and feedback during 2025 engagements:

- **Business performance and outlook**, including capital deployment and capital management
  - ✓ Our investors showed appreciation for our continued value creation, highlighting the sale of Bamboo as well as our thoughtful capital deployment and effective stewardship of capital
- **Corporate governance**, including CEO Succession, Board qualification and skills, and disclosure of our practices
  - ✓ Our investors offered recognition for our well-executed leadership succession
  - ✓ Our investors appreciated our commitment to board refreshment (four new directors since 2023)
- Investors expressed continued support for our executive compensation program and its **alignment of pay with company performance**

Reached out to shareholders representing
75%
of total shares outstanding

Held meetings with shareholders who accepted engagement requests representing
31%
of total shares outstanding

Our CNG Committee Chair led discussion in meetings with investors representing
8%
of total shares outstanding

For more information on our commitment to ongoing shareholder engagement and details of our 2025 shareholder outreach, please refer to page 18 of the proxy statement.

Executive Compensation Highlights

Our executive compensation policies are designed with the primary goal of creating superior growth in our values per share over long periods of time.  We believe that this goal is best pursued by utilizing a pay-for-performance program that closely aligns the financial interests of management with those of the Company’s shareholders.  As many of our subsidiaries are engaged in the business of insurance, we evaluate the executive compensation programs of a group of insurance company peers in terms of structure and variability of payouts in good and poor performance scenarios.  However, unlike most of our insurance company peers, a primary responsibility of our parent company’s management is allocating capital and opportunistically finding and executing value-creating acquisitions and dispositions of operating businesses.  Over the years, transaction gains have been a large driver of success in achieving our principal objective of growing our values per share.  As a result, we believe benchmarking against the peer group could result in compensation that is not competitive for our talent pool.  When recruiting and retaining talented professionals, we compete against firms whose main business is derived from transactional activity such as private equity and investment banking firms, and our compensation practices must reflect this reality.

The Compensation/Nominating & Governance Committee is committed to ensuring that our executive compensation programs and governance practices motivate long-term value creation, align the financial interests of management with those of our shareholders, maintain competitiveness in the market for talent, and encourage appropriate, but not excessive, risk-taking.

Key Compensation Highlights
What We Do	What We Do Not Do

✓    Commitment to pay for performance as evidenced by 92% of total target 2025 CEO compensation meaningfully “at risk”

✓    Half of annual LTI delivered in performance-based equity, with a three-year measurement period

✓    Formulaic annual incentive program, based on pre-determined goals

✓    Clawback policy for annual and long-term incentive plans

✓    Double-trigger change-in-control provisions

✓    Annual Say-On-Pay vote

✓    Share ownership guidelines for executive officers and directors

✗     No hedging of Company securities

✗     No executive pensions

✗     No single-trigger vesting of equity-based awards upon change-in-control

✗     No excise tax gross-ups upon change-in-control

✗     No dividends on unvested performance shares or restricted shares

✗     No long-term employment agreements

✗     No excessive perquisites or benefits

Chief Executive Officer1:

1 Does not sum to 100% due to rounding.

Other Named Executive Officers (“NEOs”):

The specifics of our compensation program begin on page 28 of the proxy statement.

Environmental, Social and Governance Practices and Disclosures

White Mountains’s Board and management are committed to sustainability and corporate responsibility as stewards of our owners’ capital. With the Board’s oversight, we have identified ESG priorities that align with both our Company’s business strategy as well as industry and investor expectations, as outlined below:

●	ESG in our Investment Policy: Our investment policy addresses ESG factors. We consider ESG factors when (i) making decisions in respect of internally managed portfolios and (ii) selecting external investment managers.

●	Board Oversight of ESG: ESG oversight responsibilities are explicitly included in the charters of the Audit, Finance and Compensation/Nominating & Governance Committees as outlined below.

●	Statement on Climate Change: We have a corporate statement on climate change, which can be found on page 24.

●	ESG in Our Risk Management: We consider ESG risks, such as the impact of climate change and human capital management, in our risk management processes. Our Company website contains information on our risk management practices, including the primary frameworks used to assess risk and our approach to business continuity and the management of cybersecurity risks.

●	Communication of Our ESG Practices: To respond to feedback received in our annual shareholder engagement, we developed an ESG landing page on our corporate website to communicate all of our practices more effectively, including an overview of how ESG is incorporated into our corporate governance and business ethics, our approach to climate change, our investment management activities, our human capital management, our approach to risk management and our community engagement.

For more information on our ESG practices, please refer to page 24 of the proxy statement or the ESG landing page on our Company website (www.whitemountains.com/esg/).

WHITE MOUNTAINS INSURANCE GROUP, LTD.

NOTICE OF 2026 ANNUAL GENERAL MEETING OF MEMBERS

TO BE HELD MAY 21, 2026

April 1, 2026

Notice is hereby given that the 2026 Annual General Meeting of Members of White Mountains Insurance Group, Ltd. will be held on Thursday, May 21, 2026 at 8:00 am Atlantic Time at Rosewood Bermuda Hotel, 60 Tucker’s Point Drive, Hamilton Parish, Bermuda. At this meeting, you will be asked to consider and vote upon the following proposals:

1)	election of four directors to Class II with terms ending in 2029;

2)	approval of the advisory resolution on executive compensation; and

3)	approval of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s Independent Registered Public Accounting Firm for 2026.

The Company’s audited financial statements for the year ended December 31, 2025, as approved by the Company’s Board of Directors, will be presented at this Annual General Meeting.

Shareholders of record of common shares on the record date, Monday, March 30, 2026, (1) who are individuals, may attend and vote at the meeting in person or by proxy or (2) that are corporations or other entities, may have their duly authorized representative attend and vote at the meeting in person or by proxy. A list of all shareholders entitled to vote at the meeting will be open for public examination during regular business hours beginning on or about April 16, 2026 at the Company’s registered office located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

By Order of the Board of Directors,

Jennifer L. Moyer
Corporate Secretary

Shareholders are invited to complete and sign the accompanying proxy card to be returned to White Mountains Insurance Group, Ltd., Proxy Services, c/o Computershare Investor Services, P.O. Box 43101, Providence, RI 02940-5067, in the envelope provided, whether or not they expect to attend the meeting. Shareholders may also vote their shares by telephone or via the internet in accordance with the instructions on your proxy card.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Company’s Board of Directors (the “Board”) for the 2026 Annual General Meeting of Members (the “2026 Annual Meeting”), to be held on Thursday, May 21, 2026 at 8:00 am Atlantic Time at Rosewood Bermuda Hotel, 60 Tucker’s Point Drive, Hamilton Parish, Bermuda.

Holders of the Company’s common shares, par value $1.00 per share, as of the close of business on Monday, March 30, 2026, the record date, are entitled to vote at the meeting. The solicitation of proxies will be made primarily by mail, and the Proxy Statement and related proxy materials will be sent to registered shareholders on or about April 16, 2026.

You can ensure that your common shares are properly voted at the meeting by completing, signing, dating and returning the enclosed proxy card in the envelope provided. Shareholders may also vote their shares by telephone or via the internet in accordance with the instructions on your proxy card. Shareholders have the right to appoint another person (who need not be a shareholder) to represent the shareholder at the meeting by completing an alternative form of proxy which can be obtained from the Corporate Secretary or by notifying the Inspectors of Election (see page 62). Every shareholder entitled to vote has the right to do so either in person or by one or more persons authorized by a written proxy executed by such shareholder and filed with the Corporate Secretary. Any proxy duly executed will continue in full force and effect unless revoked by the person executing it in writing or by the filing of a subsequent proxy.

Sending in a signed proxy will not affect your right to attend the meeting and vote. If a shareholder attends the meeting and votes in person, his or her signed proxy is considered revoked.

IMPORTANT VOTING INFORMATION

If you hold your shares through a broker, bank or other financial institution, in order for your vote to be counted on any matter other than Proposal 3 (the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for 2026), you must provide specific voting instructions to your broker, bank or financial institution by completing and returning the proxy card or following the instructions provided to you to vote your shares via telephone or the internet. Voting deadlines vary by institution. Please check with your broker, bank or other financial institution for the voting cut-off date for WTM.

Your Participation in Voting the Shares You Own Is Important

Voting your shares is important to ensure that you have a say in the governance of your company. Please review the proxy materials and follow the instructions on the proxy card to vote your shares. We hope you will exercise your rights and fully participate in your Company’s future.

More Information Is Available

If you have any questions about this rule or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The U.S. Securities and Exchange Commission (“SEC”) has information available on the internet at: https://www.investor.gov/shareholder-voting with more information about your voting rights as a shareholder.

PROPOSAL 1 - ELECTION OF THE COMPANY’S DIRECTORS

THE BOARD OF DIRECTORS

The Board is divided into three classes (each a “Class”). Each Class serves a three-year term.

At the 2026 Annual General Meeting, Liam P. Caffrey, Mary C. Choksi, John K. Chu and Weston M. Hicks are nominated to be elected to Class II with a term ending in 2029. In February 2026, Mr. Yi notified the Board that he would not stand for reelection as a Class II director. Of the nominees for election at the 2026 Annual General Meeting, Ms. Choksi and Mr. Hicks were previously elected by shareholders. Mr. Chu was recommended by Mr. Caffrey, the Chief Executive Officer. Messrs. Caffrey and Chu were approved for nomination to be elected at the 2026 Annual General Meeting by the Compensation/Nominating & Governance Committee.

The Board recommends a vote FOR Proposal 1 which calls for the election of the 2026 nominees.

The director nominees, continuing members of the Board and terms of each Class are set forth below:

Director	Age	Director Since	Our Board’s Recommendation
Class I – Term ending in 2028
Reid T. Campbell	58	2024
Peter M. Carlson	61	2019
Suzanne F. Shank	64	2021
Class II - Election to a Term ending in 2029
Liam P. Caffrey	53	2026	For
Mary C. Choksi	75	2017	For
John K. Chu	62	Nominee for election	For
Weston M. Hicks	69	2023	For
Steven M. Yi *	55	2023
Class III – Term ending in 2027
Margaret Dillon	66	2021
Philip A. Gelston	73	2018
David A. Tanner	67	2018

* Not standing for reelection at completion of current term, which ends as of the 2026 Annual General Meeting.

The Board is currently comprised of seven independent directors and three non-independent directors (including the Chief Executive Officer). If Mr. Chu and the other director nominees are elected by shareholders at the 2026 Annual General Meeting, the board will have ten directors, of which seven will be independent.

Board Composition and Refreshment

The Board is committed to regularly refresh its membership to enhance the diversity of its skills, experience and backgrounds to effectively oversee the business as the Company evolves and to promote independent thinking.

With Mr. Yi not standing for reelection at the end of his current term, the Compensation/Nominating & Governance Committee has approved Mr. Chu for nomination to be elected at the 2026 Annual General Meeting. Mr. Chu brings over thirty years of executive, financial and insurance industry experience and is the Founder and Chief Executive Officer of Bamboo Insurance.

With respect to independence, of ten current directors, seven are independent, with 100% independence on the Audit and Compensation/Nominating & Governance committees.  The Board’s overall diverse representation is 40%, of which gender diversity is 30% and racial/ethnic diversity is 20%. If the director nominees are elected by shareholders at the 2026 Annual General Meeting, the Board will continue to have ten directors, of which seven will be independent and the Board’s overall diverse representation will be 40%, of which gender diversity will be 30% and racial/ethnic diversity will be 20%.

Tenure

>6 years
4
3 - 6 years
3
<3 years
3

4.6 years
average tenure

4 directors
added since 2023

Balanced tenure with **meaningful refreshment**

Independence

7 of 10 directors are independent

Led by **independent Chairman**

100%
key committee independence

Diversity

40%
60%

**30%
gender diversity**

**20%
racial/ethnic diversity**

Overall gender and racial/ethnic diversity of **40%**

Reflects Board composition and refreshment statistics if director nominees are elected at the 2026 Annual General Meeting

Director Skills and Qualifications

Our Board seeks Directors with a broad range of skills, experience and backgrounds in order to ensure effective oversight of the Company’s strategies and risks. The Board believes its members must be willing and able to devote adequate time and effort to Board responsibilities. In evaluating director candidates, the Compensation/Nominating & Governance Committee evaluates attributes such as independence, integrity, expertise, breadth of experience, knowledge about the Company’s business and industry and ownership in the Company. The skills matrix below highlights our Board’s key skills and qualifications that are directly relevant to our business, strategy and operations. The Board reviews this matrix and the overall Board composition periodically in order to ensure the appropriate balance of skills, experience and backgrounds.

The lack of a checkmark for a particular item does not mean that the director does not possess that qualification, skill or experience, but rather the checkmark indicates that the item is a particularly prominent qualification, skill or experience that the director brings to the Board.

Board of Directors

Class I –Term Ending in 2028

Reid T. Campbell	Qualifications
● Joined in 2024 ● Age: 58 ● Committee: Finance

Experience:

●     President of White Mountains Insurance Group, Ltd. from 2022 to February 2024

●     Prior to being named President, served as Chief Financial Officer of White Mountains from 2017 to 2022

●     President of White Mountains Advisors from 2015 to 2017

●     Held a variety of financial management positions with White Mountains and its subsidiaries from 1994 to 2015

●     Prior to joining White Mountains, spent three years with KPMG

Mr. Campbell has extensive financial and management expertise gained over the course of his more than 30-year career in the insurance and financial services industries.

Select Board Service:

●     Build America Mutual Assurance Co. (Private)

●     Ark Insurance Holdings Limited (Private)

Peter M. Carlson	Qualifications
● Joined in 2019 ● Age: 61 ● Committees: Audit (Chair), Executive

Experience:

●      Chief Executive Officer of Spectral AI, Inc., an artificial intelligence (AI) company focused on medical diagnostics, from February to October 2024

●      Chief Financial Officer of Spectral AI, Inc., from January 2024 to February 2024

●      Chief Financial Officer of MiMedx Group, a biopharmaceutical company, from 2019 to 2023

●      Executive Vice President and Chief Operating Officer of Brighthouse Financial, a U.S. annuity and life insurance company that spun off from MetLife, from 2017 to 2018

●      Executive Vice President and Chief Accounting Officer at MetLife from 2009 to 2017

●      Formerly at Wachovia Corporation from 2002 to 2009, where he served as Executive Vice President and Corporate Controller from 2006 to 2008

●      Joined Wachovia after fifteen years at Arthur Andersen, where he served as an audit partner working in financial services, manufacturing, commercial services and distribution

●      Serves as a Trustee of Wake Forest University and National Philanthropic Trust

Mr. Carlson has extensive accounting and auditing experience gained over the course of his more than 30-year career in the insurance and financial services industries.

Select Board Service:

●      Citizens, Inc. – Audit Committee (Public)

Suzanne F. Shank	Qualifications
● Joined in 2021 ● Age: 64 ● Committees: Compensation/Nominating & Governance, Finance

Experience:

●      President, CEO and co-founder of Siebert Williams Shank & Co., LLC (formerly Siebert Cisneros Shank & Co., LLC), a full service investment banking and financial services company established in 1996

●      Prior to her financial services career, she worked as a structural engineer at General Dynamics Corporation

●      Serves as Board Member of Skillman Foundation, Kresge Foundation and Spelman College

Ms. Shank has extensive experience in investment banking and municipal finance gained over the course of almost 35 years in the financial services industry

Select Board Service:

●      Consumers Energy Company - Audit Committee (Public)

●      Rocket Companies, Inc. - Audit Committee (Public)

Class II –To Be Elected to a Term Ending in 2029

Liam P. Caffrey	Qualifications
● Joined in 2026 ● Age: 53 ● Committees: Finance, Executive

Experience:

●      Joined White Mountains in 2022

●      Prior to CEO appointment in 2026, served as President & Chief Financial Officer of White Mountains Insurance Group, Ltd. from 2024-2025

●      Prior to being named President, served as Executive Vice President & Chief Financial Officer of White Mountains from 2022 to 2024

●      CEO of Aon’s Global Affinity Business from 2018 to 2020

●      Chief Financial Officer of Aon Risk Solutions from 2015 to 2018

●      Chief Financial Officer of Aon Risk Solutions Americas from 2012 to 2015

●      Principal at McKinsey & Company prior to joining Aon

Mr. Caffrey has extensive management and financial expertise gained over the course of his career in the insurance and financial services industries.

Select Board Service:

●       Various WTM portfolio companies (Private)

Mary C. Choksi	Qualifications
● Joined in 2017 ● Age: 75 ● Committees: Finance (Chair), Executive

Experience:

●      Founding Partner (and Senior Managing Director/Senior Advisor until February 2017) of Strategic Investment Group, an investment management enterprise founded in 1987 which designs and implements global investment strategies for institutional and individual investors

●      Founder and Managing Director of Emerging Markets Management LLC until May 2011

●      Prior to 1987, worked in the Pension Investment Division of the World Bank

●      Served as a director of Avis Budget Group from 2007 to 2020

Ms. Choksi has extensive executive and board-level service and investment management expertise gained over the course of over 40 years in the financial services industry.

Select Board Service:

●      Omnicom Group – Lead Independent Director, Audit (Chair) and Compensation Committees (Public)

●      Franklin Templeton Mutual Funds (24 investment companies) - Audit Committee

John K. Chu	Qualifications
● Nominee for election in 2026 ● Age: 62

Experience:

●      Founder and CEO of Bamboo Insurance since 2018

●      Prior to Bamboo, served as Chairman and CEO of The McGraw Group from 2014 to 2017

●      Operating Partner at Altamont Capital Partners from 2011 to 2014

●      Operating Partner at Golden Gate Capital from 2009 to 2011

●      Senior Vice President, eBusiness & Technology at The Hartford from 2003 to 2008

●      Prior to his role as SVP, served as Chief Financial Officer, Personal Lines at The Hartford from 1999 to 2003

●      Managing Consultant at Tillinghast Tower-Perrin from 1995 to 1999

Mr. Chu has extensive expertise in the insurance and investments industries gained over the course of more than 25 years in the insurance and financial services industries.

Weston M. Hicks	Qualifications
● Joined in 2023 ● Age: 69 ● Chairman of the Board ● Committees: Audit, Executive (Chair)

Experience:

●       Appointed Chairman of the Board in May 2023

●       President & CEO of Alleghany Corporation from 2004 to 2021

●       Executive Vice President for Alleghany Corporation from 2002 to 2004

●       Executive Vice President and Chief Financial Officer for The Chubb Corporation from 2001 to 2002

●       Senior Research Analyst for J.P. Morgan Securities from 1999 to 2001

●       Senior Research Analyst for Sanford C. Bernstein from 1991 to 1999

●       Associate Director, Moody’s Investor Service from 1986 to 1991

●       Prior to 1986, Mr. Hicks had several years of experience in the banking and accounting industry

●       Served as a director of Alleghany Corporation from 2004 to 2021

Mr. Hicks has extensive experience in finance, insurance, investment management, private equity and executive management gained over the course of over 40 years in the insurance and financial services industries.

Class III – Term Ending in 2027

Margaret Dillon	Qualifications
● Joined in 2021 ● Age: 66 ● Committees: Audit, Compensation/Nominating & Governance

Experience:

●     Served as Executive Vice President and Chief Customer Officer, US Consumer Markets, for Liberty Mutual Insurance Company from 2014 to 2017

●     Senior Vice President and Chief Financial Officer, Personal Lines Insurance, for Liberty Mutual Insurance Company from 2002 to 2014

●     Controller, Personal Markets, for Liberty Mutual Insurance Company from 1998 to 2001

●     Served in various technology and finance roles for International Paper from 1984 to 1993

Ms. Dillon has extensive executive, financial, and property and casualty insurance expertise gained over the course of over 30 years in the insurance and manufacturing industries.

Select Board Service:

●       Guidewire Software - Audit Committee (Public)

Philip A. Gelston	Qualifications
● Joined in 2018 ● Age: 73 ● Committees: Audit, Compensation/Nominating & Governance (Chair), Executive

Experience:

●      Joined Cravath, Swaine & Moore LLP in 1978, became a partner in 1984, and retired in December 2017

●     Currently advises Cravath regarding governance, risk management, professional responsibility requirements and compliance issues

●      Has extensive experience in mergers and acquisitions, joint ventures and general corporate counseling, encompassing complicated negotiated transactions, hostile transactions (both offense and defense), cross border transactions, activist defense, and advising boards and senior executives, particularly on complex transactions, corporate governance and managing crisis situations

●      Serves as a Trustee for the Friends of Democracy Prep New York Charter Schools

Mr. Gelston has extensive legal and management expertise gained over the course of his 40-year career in the legal field.

David A. Tanner	Qualifications
● Joined in 2018 ● Age: 67 ● Deputy Chairman of the Board ● Committees: Audit, Finance

Experience:

●      Appointed Deputy Chairman of the Board in February 2020

●      Managing Director of Three Mile Capital LLC, a private investment company

●      Served as the Managing Director of Arlon Group LLC and as Executive Vice President and a member of the Management Committee of Continental Grain Company from 2006 to 2017

●      Founder and Managing Principal of Quadrangle Group, LLC from 2000 to 2006

●      Managing Director at Lazard Freres & Co. and Managing Principal at Lazard Capital Partners from 1998 to 2000

●      Serves as Chairman of the Board of the New York University School of Law, Trustee of New York University, Director of Lawyers for Children, Director of The Carroll and Milton Petrie Foundation, Trustee of Central Synagogue, Director of The Health Initiative and a member of the Council on Foreign Relations

Mr. Tanner has extensive executive and board-level service and financial expertise gained over the course of almost 40 years in the financial services industry.

Select Board Service:

●       Northeast Bancorp (Public)

CORPORATE GOVERNANCE

We are committed to the ethical conduct of our business. This commitment is reflected in our corporate governance and in our corporate values and culture. Our corporate governance helps us to mitigate and manage risks by providing clear lines of oversight and responsibility for management and the Board. We review and seek to improve our corporate governance regularly.

The Company’s Corporate Governance Guidelines spell out our overall approach towards corporate governance. The Company also has a Code of Business Conduct that applies to all directors, officers and employees in carrying out their responsibilities to, and on behalf of, the Company. No waivers of the Code of Business Conduct were requested of, or granted by, the Board for any director or executive officer during 2025.

The Company’s Corporate Governance Guidelines and Code of Business Conduct are available on our website, www.whitemountains.com. These documents are available in print, free of charge, to any shareholder upon request.

The Board

The primary responsibility of the Board is to oversee and review management’s performance in order to advance the long-term interests of the Company and its shareholders. The day-to-day management of the Company, including preparation of financial statements and short-term and long-term strategic planning, is the responsibility of management.

In fulfilling their responsibility, directors must exercise common sense business judgment and act in what they reasonably believe to be in the best interests of the Company. Directors keep themselves informed by discussing matters with the CEO, other key executives and our principal external advisors, such as legal counsel, outside auditors and other consultants, by reading the reports and other materials that management sends them regularly, and by participating actively in Board and committee meetings. Directors are entitled to rely on the honesty and integrity of senior management and the Company’s outside advisors and auditors. However, it is the Board’s responsibility to establish that they have a reasonable basis for such reliance by ensuring that they have a strong foundation for trusting the integrity, honesty and undivided loyalty of the senior management team upon whom they are relying and the independence and expertise of outside advisors and auditors.

Mr. Hicks, an independent director, serves as Chairman of the Board. At meetings of the Board, Mr. Hicks presides over a separate session of non-management directors without Company management present. In addition to being led by an independent Board Chair, the Board is comprised of directors who, together, are knowledgeable and experienced in the Company’s business. The Board is satisfied that the current structure provides strong oversight of the Company’s affairs.

Shareholder Engagement

Shareholder engagement is of great importance to our Board and management team as a means to solicit feedback and to ensure accountability and responsiveness to our shareholders. We recognize the value of maintaining open lines of communication with our shareholders and consider our robust annual shareholder outreach program to be an important governance tool. In these meetings, we address any trends, topics or issues that participating shareholders wish to discuss with us. As part of our shareholder engagement efforts in 2025, we reached out to shareholders owning 75% of outstanding shares and met with all shareholders who accepted a meeting, who represented 31% of outstanding shares. Our Compensation / Nominating & Governance Committee Chair personally led discussions in meetings with shareholders representing 8% of outstanding shares.

These discussions centered around our business performance and outlook, capital deployment, executive compensation practices, corporate governance and ESG. More specifically, we discussed (i) our business performance in 2025, including the sale of Bamboo and capital deployments into Distinguished Programs, BroadStreet Partners and Enterprise Solutions, (ii) our approach to capital management, including the Company’s self-tender offer, (iii) the Company’s CEO and CFO succession, (iv) board composition and the alignment of directors’ skills with our businesses, (v) our board refreshment and the diversity of skills, experience and background that enable effective oversight of our business, (vi) our executive compensation program and how our rigorous performance targets align payouts with company performance, and (vii) our ESG and cybersecurity practices.

Our shareholders expressed support for our executive compensation program and its alignment of pay with performance, our ESG practices and proxy disclosures focused on board composition, and our thoughtful approach to capital deployment and value creation through effective stewardship of capital. Our shareholders were supportive of our approach in 2025.

Investors also expressed interest in our Board’s annual evaluation process. We have provided information on the Board’s annual evaluation process in the section “Board and Committee Evaluations” on page 20.

Our Annual Investor Meeting provides another opportunity for us to engage with our shareholders. The Company will hold its 2026 Annual Investor Meeting on Friday, June 5, 2026. Please refer to the Company’s website for further details.

Director Independence

The Board has determined that a majority of the Company’s current directors are independent, as defined in Section 303A of the New York Stock Exchange (“NYSE”) Listed Company Manual. Those directors determined to be independent are Messrs. Carlson, Gelston, Hicks and Tanner and Mmes. Choksi, Dillon and Shank. For a director to be independent, the Board must determine that the director has no relationship with the Company (other than being a director or shareholder of the Company or its subsidiaries) or has only immaterial relationships with the Company. The Company does not apply categorical standards as a basis for determining director independence. Accordingly, the Board considers all relevant facts and circumstances, on a case-by-case basis, in making an independence determination.

The Board notes no current relationships (other than being directors or shareholders) with Messrs. Carlson, Gelston, Hicks and Tanner or Mmes. Choksi, Dillon and Shank. In making its independence determinations, the Board would consider any such relationship in light of NYSE standards as well as the attributes it believes should be possessed by independent-minded directors. Those attributes include the relative impact of the transactions to the director’s personal finances, the perceived degree of dependence by the director or the Company upon the relationship or transactions continuing in the future and whether the transactions were on terms that were reasonable and competitive.

Board Meetings and Committees; Annual Meeting Attendance

During 2025, the following meetings of the Board were held: four meetings of the full Board, eight meetings of the Audit Committee, five meetings of the Compensation/Nominating & Governance Committee, four meetings of the Finance Committee, and two meetings of specially formed subcommittees of the Board relating to transactions. During 2025, each director attended more than 75% of the aggregate of: (1) the total number of meetings of the Board (held during the period for which he or she has been a director); and (2) the total number of meetings held by all committees of the Board on which he or she served.

It is White Mountains’s practice that all directors are invited to, receive materials for and generally attend all Committee meetings. In addition, each Committee Chair provides regular updates to the full Board regarding Committee activities. Directors are encouraged to attend the Annual General Meeting. All of the Company’s directors were in attendance at the 2025 Annual General Meeting, which was held on May 22, 2025.

Board and Committee Evaluations

We believe that a robust Board and committee evaluation process is an essential component of good governance and board effectiveness. Our Board and committees conduct annual self-evaluations covering a wide array of topics that include, among other things: governance processes; whether the Board and the committees are maintaining the proper level of oversight; Board and committee composition and function; meeting content, structure and preparation; and management’s interaction with the Board and committees. The self-evaluation process is overseen by our Compensation/Nominating & Governance Committee to ensure a rigorous assessment of Board and committee effectiveness, priorities and composition.

Committees of the Board

Compensation/Nominating & Governance Committee Met five times during fiscal year 2025 Current Committee Members: ● Philip Gelston (Chair) ● Margaret Dillon ● Suzanne Shank

Primary Responsibilities

●      Review and make recommendations on director compensation

●        Discharge the Board’s responsibilities relating to the compensation of executives

●        Oversee the administration of the Company’s (and, to the extent the Committee deems appropriate, the major subsidiaries of the Company) compensation plans, in particular the incentive compensation and equity-based plans

●        Oversee the preparation of the annual report on executive compensation required by the rules and regulations of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement or annual report on Form 10-K, as applicable

●        Identify individuals qualified to become Board members and recommend such individuals to the Board for nomination for election to the Board

●        Make recommendations to the Board concerning committee appointments

●        Develop, recommend and annually review corporate governance guidelines applicable to the Company and oversee corporate governance matters

●        Oversee the Company’s strategy with respect to corporate social responsibility

●        Review the CEO’s short-term and long-term succession plans for the CEO and other senior management positions and report to the Board on succession planning

●        Oversee the evaluation of the Board and management

The Compensation/Nominating & Governance Committee Charter, which outlines the duties and responsibilities of the Compensation/Nominating & Governance Committee, is available at www.whitemountains.com. The Compensation/Nominating & Governance Committee Charter is available in print, free of charge, to any shareholder upon request.

Independence

The Board has determined that each current member of the Compensation/Nominating & Governance Committee satisfies applicable NYSE requirements.

Audit Committee Met eight times during fiscal year 2025 Current Committee Members: ● Peter Carlson (Chair) ● Margaret Dillon ● Philip Gelston ● Weston Hicks ● David Tanner

Primary Responsibilities

●        Assist with Board oversight of the:

-         Integrity of the Company’s financial statements;

-         Qualifications and independence of the independent auditors;

-         Performance of the internal audit function and the independent auditors; and

-         Company’s compliance with legal and regulatory requirements

●        Provide an avenue of communication among the independent auditors, management, the internal auditors and the Board

●        Approve certain related or affiliated person transactions and review disclosures thereof

●        Prepare the Audit Committee Report

●        Discuss with management the Company’s policies with respect to risk assessment and risk management, including the Company’s major financial and reputational risk exposures related to environmental, social and governance matters, including cybersecurity, climate risk and sustainability, and the steps management has taken to monitor and control those exposures

●        Receive a report, at least annually, on company-wide risks

●        Meet individually in private session with the Company’s Chief Financial Officer, General Counsel, General Auditor, Chief Accounting Officer, and the independent auditors at its quarterly meetings

The Audit Committee Charter, which outlines the duties and responsibilities of the Audit Committee, is available at www.whitemountains.com. The Audit Committee Charter is available in print, free of charge, to any shareholder upon request.

Financial Expertise and Independence

The Board has determined that, of the persons on the Audit Committee, at a minimum Mr. Carlson meets the requirements of being an Audit Committee Financial Expert as defined in Item 407(d) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

The Board has also determined that each current member of the Audit Committee satisfies applicable NYSE requirements as well as the separate independence standards set forth by the SEC.

Report

The Audit Committee Report is included in this Proxy Statement beginning on page 58.

Finance Committee Met four times during fiscal year 2025 Current Committee Members: ● Mary Choksi (Chair) ● Liam Caffrey ● Reid Campbell ● Suzanne Shank ● David Tanner ● Steven Yi

Primary Responsibilities

●        Formulate the Company’s investment policy and investment guidelines

●        Review the performance and asset allocation of the Company’s investment portfolio on a regular basis

●        Monitor the capital, debt, and corporate structure of the Company

●        In coordination with the Audit Committee, review the adequacy of risk management, including with respect to new business opportunities outside of traditional property and casualty insurance and reinsurance

Interlocks and Insider Participation

No member of the Compensation/Nominating & Governance Committee was an employee of the Registrant during the last fiscal year or has served as an officer of the Registrant.

Consideration of Director Nominees

General Criteria and Process for Selection of Director Candidates. Our Compensation/Nominating & Governance Committee regularly reviews the individual and collective skills and other attributes of Board members. In identifying and evaluating director candidates, the Compensation/Nominating & Governance Committee does not set specific criteria for directors. Under its Charter, the Committee is responsible for determining desired Board skills and evaluating attributes such as independence, integrity, expertise, breadth of business and life experience, knowledge about the Company’s business and industry and ownership interest in the Company. Directors must be willing to devote adequate time and effort to Board responsibilities. As set forth in the Company’s Corporate Governance Guidelines and its Charter, the Committee is responsible for recommending director candidates to the Board.

The Compensation/Nominating & Governance Committee has the authority to retain search firms to be used to identify director candidates. We inform any director search firm that may be retained of our preference to include highly qualified candidates who have diverse identities or backgrounds in the pool of potential candidates it presents for consideration by the Board.

Consideration of Diversity in Selection of Director Candidates. We believe that a variety of perspectives, opinions, backgrounds, business and life experiences and tenure among the members of the Board enhances the Board’s ability to perform its duties and effectively oversee the Company’s business. In the selection of director candidates, we welcome a diversity of skills, backgrounds, business and life experiences, identities and viewpoints.

Consideration of Director Candidates Nominated by Shareholders. The Company has not adopted a specific policy regarding consideration of director candidates from shareholders. Shareholders who wish to recommend candidates for consideration by the Committee may submit their nominations in writing to the Corporate Secretary at the address provided in this Proxy Statement. The Committee may consider such shareholder recommendations when it evaluates and recommends candidates to the Board for submission to shareholders at each annual general meeting. In addition, shareholders may nominate director candidates for election without consideration by the Committee by complying with the eligibility, advance notice and other provisions of our Bye-laws as described below.

Procedures for Nominating Director Candidates. Under the Company’s Bye-laws, nominations for the election of directors may be made by the Board or by any shareholder entitled to vote for the election of directors (a “Qualified Shareholder”). A Qualified Shareholder may nominate persons for election as directors only if written notice of such Qualified Shareholder’s intent to make such nomination is delivered to the Corporate Secretary not later than: (1) with respect to an election to be held at an annual general meeting, 90 days prior to the anniversary date of the immediately preceding annual general meeting or not later than 10 days after notice or public disclosure of the date of the annual general meeting is given or made available to Qualified Shareholders, whichever date is earlier, and (2) with respect to an election to be held at a special general meeting for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to Qualified Shareholders. Each such notice shall set forth: (a) the name and address of the Qualified Shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the Qualified Shareholder is a holder of record of common shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the Qualified Shareholder and each such candidate and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Qualified Shareholder; (d) such other information regarding each candidate proposed by such Qualified Shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each such candidate been nominated, or intended to be nominated, by the Board; and (e) the consent of each such candidate to serve as a director of the Company if so elected.

Shareholder Communications

Shareholders, employees and others interested in communicating directly with the Board, any of the Board’s Committees or any individual member of the Board should write to the addressee, c/o the Corporate Secretary, at the address presented under “Available Information” (which appears on page 63).

Succession Planning

One of the top responsibilities of the Board is to ensure continuity in White Mountains’s senior leadership by overseeing the development of executive talent and planning for the efficient succession of the CEO and other senior executives. Among the responsibilities of the Compensation/Nominating & Governance Committee is to review, at least annually, the CEO’s short-term and long-term succession plans for the CEO and other senior management positions and report to the Board on succession planning. During 2025, and effective January 1, 2026, the Company completed an orderly succession of its CEO and its CFO roles.

In 2025, the Board held an offsite which allocated a significant portion of its agenda to talent development and succession planning. Our goal is to develop well-rounded and experienced leaders. The Company ensures that our executives have the necessary internal or external training and mentoring they need to develop professionally. Our high potential executives are regularly challenged with additional responsibilities and positioned to interact more frequently with the Board so Directors can get to know and assess them.

Risk Oversight

The Board, directly and through its Committees, plays an active role in the oversight of the Company’s risk management. The subject of risk management is a recurring agenda item, for which the Board regularly receives reports from management on capital, investments, and operations, including the risks associated with each and the steps management is taking to manage those risks. The Board discusses with management the Company’s business strategy, risk appetite and appropriate levels of risk, as well as considerations of ESG risks, such as the impact of climate change, human capital management and cybersecurity threats.

The Board’s committees are assigned oversight responsibility for particular areas of risk. For example, the Audit Committee receives a report, at least annually, on company-wide risks which considers operational, financial, legal, compliance, cyber and reputational risks, as well as climate risks and sustainability matters. The Compensation/Nominating & Governance Committee oversees risk related to executive compensation plans and implementation, corporate governance, succession planning and corporate social responsibility. The Finance Committee oversees the risks related to managing the Company’s investment portfolio. Full Board meetings and individual committee meetings are scheduled so as not to overlap and all directors are encouraged to attend all committee meetings, allowing for every director to participate and provide guidance regarding any risk concerns.

More information about the Company’s approach to risk management, including the primary frameworks used to assess risk and our approach to business continuity and the management of cybersecurity risks, is available on the ESG landing page on our Company website (www.whitemountains.com/esg/).

Our ESG Practices

White Mountains strives to create superior growth in the Company’s intrinsic value per share over long periods of time.  In order to achieve this goal, and in order to steward our owners’ capital effectively, the Board and management are committed to sustainability and corporate social responsibility. We have made this commitment an integral part of our culture and practices.

With oversight from our Board of Directors, we focus on ESG priorities that align with both our Company’s business strategy as well as industry and investor expectations. Our key areas of focus are (i) ESG principles in the Company’s investment policy, (ii) Board oversight of ESG matters, (iii) our climate change statement, and (iv) ESG in our risk management practices. In response to feedback from shareholders, we created an ESG landing page on our Company website. Our ESG priorities are based on their relevance and applicability to our businesses and their feasibility of implementation. Our ESG practices are as follows:

●	ESG in Our Investment Policy: We consider ESG factors when (i) making investment decisions in respect of internally managed portfolios and (ii) selecting external investment managers.

●	Board Oversight of ESG: The charters of the Audit, Finance and Compensation/Nominating & Governance Committees explicitly include ESG oversight responsibilities. The CNG Committee has responsibility for overseeing the Company’s strategy with respect to corporate governance, corporate social responsibility, and succession planning for senior executives. The Finance Committee has responsibility for formulating and approving the investment policy for White Mountains, including the incorporation of ESG considerations. The Audit Committee has responsibility for the oversight of ESG risks as part of its risk management oversight responsibilities.

●	Statement on Climate Change: Our corporate statement on climate change is as follows:

“Carbon dioxide and other greenhouse gases contribute to higher temperatures, sea level rise and weather events including droughts, wildfires, convective storms and hurricanes.  We do not manufacture products that produce carbon dioxide or other greenhouse gases, nor do we otherwise meaningfully impact the environment through our operations. However, as the owner and operator of a diversified group of businesses in insurance, financial services and related sectors, we are exposed to risks that are exacerbated by climate change, in particular in our property and casualty insurance/reinsurance and municipal bond reinsurance businesses.  Accordingly, in our risk management processes, we consider the potential impact of climate change on the nature of the risks we are assuming and the pricing for such risks.

We believe that we have an important role to play as a responsible corporate citizen on climate change matters. Our corporate philanthropy reflects our commitment to the environment.”

●	ESG in Our Risk Management: Through our risk management activities, we seek to identify and assess major risks that could affect our businesses. We consider ESG risks, such as the impact of climate change and human capital management, in our risk management processes. Our Company website contains information on our risk management practices, including the primary frameworks used to assess risk and our approach to business continuity and the management of cybersecurity risks.

●	Communication of Our ESG Practices: In response to feedback received in our annual shareholder engagement, we developed an ESG landing page on our Company website to communicate our practices more effectively. The ESG page contains an overview of how ESG is incorporated into our corporate governance and business ethics, our approach to climate change, our investment management activities, our human capital management, our approach to risk management and our community engagement.

More detailed information on the practices outlined above is available on the ESG landing page on our Company website (www.whitemountains.com/esg/).

Human Capital Management

Our strength lies in our people, and we proactively support each employee’s well-being and development. Our Board receives periodic reporting on employee satisfaction and concerns and interacts with employees across our organization. We have an inclusive, team-oriented culture in which all employees are treated with respect. Under the guidelines of our Code of Business Conduct, we are firmly committed to providing equal employment opportunities. We deeply value diversity of backgrounds, experiences and ideas, which we believe fosters more engaging discussions, stronger collaboration and better company performance. In our recruiting practices at our parent company, we seek to consider a diverse slate of highly-qualified candidates for every open position. We invest in the professional development of our workforce and are committed to the long-term development of our workforce and the cultivation of our next generation of leaders. To support the advancement of our employees at the parent company, we endeavor to strengthen their qualifications by providing access to training in financial skills, effective communication and institutional knowledge. Our parent company mentoring program encourages new relationships and additional career support opportunities, and our Educational Assistance Program funds external professional development opportunities to further enhance job-related skills.

Corporate Social Responsibility

White Mountains is committed to the communities in which we live and work. Our parent company Community Engagement Program follows the lead of our employees in supporting a wide range of causes through employee matching gift programs, local volunteering events, in-kind donations and our Giving with Impact initiative, where employee-sponsored charities pitch for transformational grants from White Mountains. In our local communities, we have supported a broad range of causes including environmental sustainability and conservation.

More detailed information on our Community Engagement Program is available on the ESG landing page on our Company website (www.whitemountains.com/esg/).

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Rights of Shareholders

As of March 30, 2026, there were 2,476,670 common shares outstanding. Shareholders of record of common shares shall be entitled to one vote per common share, provided that if, and so long as, the votes conferred by “Controlled” common shares (as defined below) of any person constitute ten percent (10%) or more of the votes conferred by the outstanding common shares of the Company, each outstanding common share comprised in such Controlled common shares shall confer only a fraction of a vote that would otherwise be applicable according to the following formula:

[(T divided by 10)-1] divided by C

Where: “T” is the aggregate number of votes conferred by all the outstanding common shares; and “C” is the number of votes conferred by the Controlled common shares of such person.

“Controlled” common shares in reference to any person means:

(1)	all common shares directly, indirectly, or constructively owned by such person within the meaning of Section 958 of the Internal Revenue Code of 1986, as amended, of the United States; and

(2)	all common shares directly, indirectly, or constructively owned by any person or “group” of persons within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder; provided that this clause (ii) shall not apply to (a) any person (or any group that includes any person) that has been exempted from the provisions of this clause or (b) any person or group that the Board, by the affirmative vote of at least seventy-five percent (75%) of the entire Board, may exempt from the provisions of this clause.

The limitations set forth above do not apply to any shareholder which is a “Byrne Entity” (as defined below) for any matter submitted to the vote of shareholders, except with respect to the election of directors. “Byrne Entity” means any foundation or trust established by John J. Byrne, Patrick Byrne, and any associate or affiliate of any of them (or any group of which any of them is a part), as defined under Section 13(d) of the United States Securities Exchange Act of 1934, as amended.

If, as a result of giving effect to the foregoing provisions or otherwise, the votes conferred by the Controlled common shares of any person would otherwise represent 10% or more of the votes conferred by all the outstanding common shares, the votes conferred by the Controlled common shares of such person shall be reduced in accordance with the foregoing provisions. Such process shall be repeated until the votes conferred by the Controlled common shares of each person represent less than 10% of the votes conferred by all common shares.

Security Ownership of Certain Beneficial Owners

To the knowledge of the Company, there was no person or entity beneficially owning more than 5% of the common shares outstanding as of March 30, 2026, except as shown below.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class

Dimensional Fund Advisors LP - 6300 Bee Cave Rd., Austin, TX 78746	161,957	(a)	6.5%
Neuberger Berman Group LLC - 1290 Avenue of the Americas, New York, NY 10104	129,624	(b)	5.2%

(a)	Based on the most recently available Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2024, by and on behalf of Dimensional Fund Advisors LP. The Schedule 13G/A contained information as of December 31, 2023 and may not reflect current holdings of the Company's stock.
(b)	Based on the most recently available Schedule 13G filed with the Securities and Exchange Commission on February 5, 2026, by and on behalf of Neuberger Berman Group LLC. The Schedule 13G contained information as of December 31, 2025 and may not reflect current holdings of the Company's stock.

Security Ownership of Management

The following table sets forth, as of March 30, 2026, beneficial ownership of common shares by each director, the Named Executive Officers (as defined on page 33) and all other executive officers as a group:

	Amount of Ownership
Name of Beneficial Owner	Beneficially (a)	Economically (b)
Liam P. Caffrey	5,316	8,966
Reid T. Campbell	10,559	10,559
Peter M. Carlson	717	717
Mary C. Choksi	1,858	1,858
Margaret Dillon	945	945
Philip A. Gelston	1,568	1,568
Giles E. Harrison	2,680	5,355
Weston M. Hicks	2,746	2,746
Michaela J. Hildreth	4,339	6,164
G. Manning Rountree	18,568	21,993
Robert L. Seelig	20,947	23,447
Suzanne F. Shank	871	871
David A. Tanner	1,879	1,879
Steven M. Yi	525	525
All directors, Named Executive Officers and all other executive officers as a group (14 persons)	73,518	87,593

(a)	The common shares shown as beneficially owned by all directors, Named Executive Officers and all other executive officers as a group represent 3.0% of the total common shares outstanding at March 30, 2026. No director or executive officer beneficially owned 1% or more of the total common shares outstanding at that date. Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act.
(b)	Common shares shown as economically owned include common shares beneficially owned and target unearned performance share awards, less any common shares in which the owner disclaims a pecuniary interest.

EXECUTIVE COMPENSATION

FROM OUR COMPENSATION/NOMINATING & GOVERNANCE COMMITTEE

Dear Fellow Shareholders:

One of our most important responsibilities as the independent Compensation/Nominating & Governance Committee (the “CNG Committee”) is to structure our executive compensation program (i) to create strong alignment of interests with shareholders and (ii) to attract, retain and motivate talented executives who create long-term value for the Company and its shareholders.

We have a long track record of seeking feedback from our shareholders on our compensation and governance practices. In 2025, we reached out to shareholders owning 75% of White Mountains’s outstanding shares, and we met with all shareholders who accepted a meeting (representing 31% of our outstanding shares). These meetings provided valuable feedback regarding our compensation and governance practices.

Compensation Program Highlights:

➢	Base salaries for Named Executive Officers were kept flat year-over-year and continue to be capped at $600,000.
➢	We believe in paying for performance. In 2025, 92% of CEO compensation (at target) was meaningfully “at risk” – dependent on Company performance or share price performance or both.
➢	For all Named Executive Officers, 50% of the annual LTIP grants take the form of three-year cliff-vesting restricted shares and 50% take the form of three-year cliff-vesting performance shares. The performance target goal is typically set roughly equal to the 10-year Treasury yield plus 700 basis points (which is our long-term return target).

CEO and CFO Transitions:

Another one of our most important responsibilities is succession planning for our CEO and other senior management positions. At least annually, the Committee reviews the CEO’s short-term and long-term succession plans for the CEO and other senior management positions and reports to the Board on succession planning. This year, the Company completed a thoughtfully planned and orderly transition with Liam Caffrey’s promotion to CEO and Michael Papamichael’s promotion to CFO. We are confident that owners will continue to prosper under our new leadership.

The CNG Committee is committed to ensuring that our executive compensation programs and governance practices continue to drive long-term value creation. We welcome your continued feedback.

Sincerely,

The White Mountains Insurance Group Compensation/Nominating & Governance Committee

Philip A. Gelston, Chair | Margaret Dillon | Suzanne F. Shank

April 1, 2026

Compensation Discussion and Analysis

Executive Summary

Business Overview and 2025 Performance Highlights

White Mountains is engaged in the business of making opportunistic and value-oriented acquisitions primarily in the insurance, financial services and related sectors, operating these businesses through our subsidiaries and, if and when attractive exit valuations become available, selling these businesses for meaningful gains. Our principal focus is to grow our various book value per share metrics because we believe, based on the trading history of our stock, that over the long term our share price growth will follow our growth in these metrics (see chart and discussion on page 37). Since our IPO in 1985, including dividends, White Mountains has delivered 13% annualized growth in book value per share and 12% annualized growth in market value per share.

We finished 2025 with book value per share of $2,188, an increase of 25% from the prior year. The successful sale of Bamboo in December was the biggest driver, adding roughly $320 to book value per share. Apart from Bamboo, the performance of our operating businesses was generally solid to very good. Ark had an excellent year, producing an 83% combined ratio while growing gross written premiums by 16%. Kudu had a good year, producing a 13% return on equity and deploying almost $200 million into three new managers. HG Global generated record premiums of $61 million, driven by strong activity in the primary and secondary markets, although book value growth was more muted. Our investment portfolio was up 9%, a good absolute return, although we trailed our benchmarks. During the year, we acquired a majority stake in Distinguished Programs, an MGA and program administrator for specialty property & casualty insurance, and made a strategic investment in BroadStreet Partners, a top-10 North American insurance brokerage. White Mountains Partners completed its acquisition of Enterprise Solutions, a leading provider of specialty electrical contracting services. And, during the year, we repurchased roughly $200 million of shares at accretive prices.

Commitment to Ongoing Shareholder Engagement

As part of our ongoing commitment to better understand the views of our shareholders with respect to our business, governance and compensation practices, we continued our investor outreach efforts in 2025. Feedback was positive and reflective of the 97% support received for the prior year say-on-pay resolution.

Over the past several years, feedback received from these discussions has helped guide refinements to our executive compensation programs and governance practices, as well as enhancements to our public disclosures. A summary of these efforts in 2025, feedback received and our history of responsiveness is included below:

Compensation Peer Group

As described in more detail below, the CNG Committee reviews the compensation structures of a peer group as part of its evaluation of the Company’s compensation practices, but not for benchmarking compensation levels. As many of our subsidiaries are engaged in the business of insurance, we evaluate the executive compensation programs of a group of insurance company peers in terms of structure and variability of payouts in good and poor performance scenarios. However, unlike most of our insurance company peers, a primary responsibility of our parent company’s management is allocating capital and opportunistically finding and executing value-creating acquisitions and dispositions of operating businesses. Over the years, transaction gains have been a large driver of success in achieving our principal objective of growing our values per share.

Given our differentiated business model relative to traditional insurance companies, we do not use the peer group to benchmark compensation. We believe that benchmarking against the insurance peer group could result in compensation that is not competitive for our talent pool. We seek to structure our compensation program to be less fixed and more variable than a traditional insurance company. When recruiting and retaining talented professionals, we compete against firms whose main business is derived from transactional activity, such as private equity and investment banking firms, and our compensation practices must reflect this reality. The CNG Committee takes account of the transactional component of our business when setting pay that is competitive and tied to rigorous performance goals. We believe our executive compensation program has driven tremendous value for shareholders, as evidenced by our long-term BVPS growth. BVPS reached $2,188 in 2025, up 25% year-over-year, and its growth over the last decade has been created in meaningful part through our transactions, as shown below.

Over the Past Decade Our Transactions Have Driven Growth in BVPS

The CNG Committee believes that our compensation structure closely aligns the financial interests of management with those of our shareholders and encourages appropriate, but not excessive, risk-taking.

The CNG Committee regularly evaluates the continuing appropriateness of our peer group. See page 36 for further details on our peer group.

Compensation Program Aligned with Company Performance

The current design of our compensation program consists of three primary elements: base salary, annual incentive bonus and long-term incentive compensation. Each element is structured with the primary goal of creating incentives for superior growth in our values per share over long periods of time. For many years, the Company’s return target has been 700 basis points over the yield on the 10-year Treasury. Absent unusual circumstances, the CNG Committee has set the target level for the annual incentive bonus and long-term incentives at this level.

Highlights of our compensation program are as follows:

Elements and Structure

[1] For calendar years 2025 and forward, CVPS is the average of growth in book value per share (BVPS) and growth in intrinsic value per share, which is the BVPS including franchise value adjustments to reflect a conservative estimate of the fair value of certain subsidiaries/affiliates carried at book value. For calendar years through 2024, CVPS is the average of growth in adjusted book value per share (ABVPS) and growth in intrinsic value per share. See Annex A for a reconciliation of growth in ABVPS and BVPS to growth in intrinsic value per share.

We believe that the goal of creating superior growth in values per share over long periods of time is best pursued by utilizing a pay-for-performance program that closely aligns the financial interests of management with those of our shareholders while rewarding appropriate risk taking. We accomplish this by emphasizing variable long-term compensation, the value of which is tied to performance over a number of years, rather than fixed entitlements. To illustrate, 83% of our CEO’s 2025 target total direct compensation was linked to long-term incentives, while approximately 8% was made up of base salary and 8% was linked to annual cash bonus opportunity (at target).

Chief Executive Officer1:

1 Does not sum to 100% due to rounding.

Other NEOs:

Named Executive Officers

In this CD&A, we review the philosophy of White Mountains’s executive compensation program, the compensation process, the program’s elements and the 2025 and 2026 compensation decisions for our Named Executive Officers:

2025 Named Executive Officers
G. Manning Rountree[1]	Chief Executive Officer
Liam P. Caffrey[2]	President & Chief Financial Officer
Giles E. Harrison[3]	Executive Vice President & Chief Strategy Officer
Robert L. Seelig	Executive Vice President & General Counsel
Michaela J. Hildreth	Managing Director & Chief Accounting Officer

[1] Mr. Rountree retired as Chief Executive Officer on December 31, 2025, though he remains employed as a Senior Advisor and is no longer an executive officer.

[2] Mr. Caffrey was promoted to Chief Executive Officer, effective January 1, 2026.

[3] Mr. Harrison was promoted to President, effective January 1, 2026.

2026 CEO and CFO Transitions

Manning Rountree retired as Chief Executive Officer and a member of the White Mountains Board on December 31, 2025. Mr. Rountree remains employed as a Senior Advisor through January 1, 2028. Following a thoughtful succession planning process undertaken by our Board including Mr. Rountree, Liam Caffrey was promoted to CEO and joined the White Mountains Board, effective January 1, 2026. Prior to joining White Mountains as CFO in 2022, Mr. Caffrey spent nine years at Aon PLC, where he most recently served as CEO of the Global Affinity Business. Prior to Aon, he worked at McKinsey & Company.

To replace Mr. Caffrey, the Board promoted Michael Papamichael to the CFO role, effective January 1, 2026.

Business Overview, Significant Transactions, and Performance Highlights

White Mountains is engaged in the business of making opportunistic and value-oriented acquisitions primarily in the insurance, financial services and related sectors, operating these businesses through our subsidiaries and, if and when attractive exit valuations become available, selling these businesses for meaningful gains. Our principal focus is to grow our book value per share metrics because we believe, based on the trading history of our stock, that over the long term our share price growth will follow our growth in these metrics (see chart and discussion on page 37). Since our IPO in 1985, including dividends, White Mountains has delivered 13% annualized growth in book value per share and 12% annualized growth in market value per share.

We finished 2025 with book value per share of $2,188, an increase of 25% from the prior year. The successful sale of Bamboo was the biggest driver, adding roughly $320 to book value per share. Apart from Bamboo, the performance of our other operating businesses was generally solid to very good, and absolute investment returns were good.

In 2025, Ark had an excellent year, producing an 83% combined ratio while growing gross written premiums by 16%. Kudu had a good year, producing a 13% return on equity and deploying almost $200 million into three new managers. HG Global generated record premiums of $61 million, driven by strong activity in the primary and secondary markets, although book value growth was more muted. Our investment portfolio was up 9%, a good absolute return, although we trailed our benchmarks. During the year, we acquired a majority stake in Distinguished Programs, an MGA and program administrator for specialty property & casualty insurance, and made a strategic investment in BroadStreet Partners, a top-10 North American insurance brokerage. White Mountains Partners completed its acquisition of Enterprise Solutions, a leading provider of specialty electrical contracting services. And, during the year, we repurchased roughly $200 million of shares at accretive prices.

We believe the businesses we own today and our ability to deploy capital into further opportunistic and value-oriented acquisitions position us well for the future. The Company remains focused on creating shareholder value over the long term.

Shareholder Engagement

Engaging with our owners is central to our commitment to good governance and critical to maintaining our strong corporate governance practices. Consistent with prior years, our 2025 shareholder outreach was led by the Board and senior management and also included our CNG Committee chair, Mr. Gelston, who provided a direct line of communication between the Board and our shareholders.

Our substantive conversations with our owners covered a variety of company strategy, business performance, corporate governance and executive compensation-related topics:

Shareholder feedback was positive and reflective of the 97% support for the prior year say-on-pay resolution. The feedback received from these meetings is shared with the entire Board and helps to inform the Company’s decision-making process regarding corporate governance, executive compensation, leadership succession, ESG and disclosure-related matters.

The following are the areas of discussion and feedback most consistent in our dialogue with our shareholders:

●	Our business performance and outlook, leadership succession, board composition, corporate governance and executive compensation practices
●	Continued appreciation for our value creation, highlighting the sale of Bamboo as well as our thoughtful capital deployment and effective stewardship of capital
●	Continued support for our executive compensation program and its alignment of pay with Company performance
●	Recognition for our well-executed leadership succession
●	Appreciation of our commitment to board refreshment (four new directors since 2023)

The Company’s management and Board of Directors are committed to continuing its extensive shareholder outreach program.

Compensation Philosophy

Our executive compensation policies are designed with the primary goal of creating incentives for superior growth in our values per share over long periods of time. We believe that this goal is best pursued by utilizing a pay-for-performance program that closely aligns the financial interests of management with those of our shareholders while rewarding appropriate risk taking. We accomplish this by emphasizing variable long-term compensation, the value of which is tied to performance over a number of years, rather than fixed entitlements (such as base salary, pensions, and employee benefits). To that end, the CNG Committee has established base salaries and target annual bonuses for our executives that tend to be lower than those paid by other property and casualty insurers and reinsurers, while granting the bulk of an executive's target compensation as long-term incentive compensation. To illustrate, approximately 83% of our CEO’s 2025 target total direct compensation was linked to long-term incentives, while approximately 8% was made up of base salary and 8% was target annual cash bonus opportunity.

The following principles guide and inform the CNG Committee’s efforts to deliver a highly effective executive compensation program that drives shareholder value and fosters the attraction and motivation of key talent:

Compensation Setting Process

The CNG Committee is responsible for approving our compensation programs for executive officers, and it specifically approves all compensation for our executive officers and for any employee with target annual compensation in excess of $1.5 million. Our CEO annually presents to the CNG Committee his evaluation of our executives, their individual performance, achievements and the contributions they made to the Company's accomplishments over the past year and over the most recent long-term incentive plan cycle. In connection with this evaluation, the CEO recommends to the CNG Committee appropriate compensation amounts for these executives. The CNG Committee evaluates these recommendations and also assesses the performance, responsibilities and contributions of the CEO, considers CEO succession plans and sets the CEO compensation.

With the exception of significant promotions and new hires, compensation matters are usually addressed at the first meeting of the CNG Committee each year (typically late February), following the availability of financial results for the prior year and the current year’s financial plan. This allows us to determine the results of prior period grants and to set targets for the current year and newest long-term performance cycle. Performance cycles for long-term compensation typically run for three years beginning on January 1st of the year of grant.

Compensation Peer Group

When making new long-term incentive grants, the CNG Committee assesses the impact of different performance scenarios on potential realizable compensation. Further, in order to test our beliefs about the structure and variability of the awards we make, the CNG Committee annually reviews and considers a systematic analysis of the public compensation disclosures made by other property and casualty insurers and reinsurers that the CNG Committee uses as peers.

Importantly, our compensation peer group is not used for benchmarking purposes, but rather to analyze whether our compensation programs are appropriately structured and to ensure they are less fixed and more variable than most other insurance and reinsurance peers.

As many of our subsidiaries are insurance companies, we evaluate the executive compensation programs of a group of insurance company peers in terms of structure and variability of payouts in good and poor performance scenarios. However, unlike most of our insurance company peers, a primary responsibility of our parent company’s management is allocating capital and opportunistically finding and executing value-creating acquisitions and dispositions of operating businesses. Over the years, transaction gains have been a large driver of success in achieving our principal objective of growing our values per share.

Given our differentiated model relative to insurance company peers, we do not use the peer group to benchmark compensation. We believe that benchmarking against the peer group could result in compensation that is not competitive for our talent pool. We seek to structure our compensation program to be less fixed and more variable than our insurance peers. When recruiting and retaining talented professionals, we compete against firms whose main business is derived from transactional activity, such as private equity and investment banking firms, and our compensation practices must reflect this reality. The CNG Committee takes account of the transactional component of our business when setting pay that is competitive and tied to rigorous performance goals. We believe our executive compensation program has driven tremendous value for shareholders, as evidenced by our long-term BVPS growth. BVPS reached $2,188 in 2025, up 25% year-over-year, and has grown steadily over the last decade in meaningful part through our transactions, as shown on pages 31 and 37.

In considering its analysis of compensation structure and variability, the Company uses a peer group of insurance companies that engage in business similar to the business conducted by some of our subsidiaries. The CNG Committee regularly evaluates the continuing appropriateness of this group and did so again during 2025. The companies included in the analysis presented to the CNG Committee prior to it making compensation decisions in 2025 were unchanged from the prior year.

2025 Peer Group
●	Arch Capital Group	●	Hanover	●	RLI Corp.
●	Assured Guaranty	●	Kinsale	●	Selective Insurance Group
●	Axis Capital	●	Markel Corp	●	SiriusPoint
●	Enstar	●	RenaissanceRe Holdings	●	W.R. Berkley
●	Everest Group

The CNG Committee concluded that the peer analysis supported its view that the Company’s compensation programs are more variable than most other insurance and reinsurance peers, have fewer fixed elements of compensation and perquisites and do not lead to significant rewards for poor performance. The CNG Committee believes that the compensation structures that have been developed for the Company closely align the financial interests of management with those of our shareholders and encourage appropriate, but not excessive, risk taking.

Compensation Best Practices

We maintain a number of compensation governance best practices which support our overarching compensation philosophy and are fully aligned with our compensation principles, as discussed in the following section. Our compensation practices also align with input we have received from shareholders.

Key Compensation Highlights
What We Do	What We Do Not Do

✓    Commitment to pay for performance as evidenced by 92% of total target 2025 CEO compensation meaningfully “at risk”

✓    Half of annual LTI delivered in performance-based equity, with a three-year measurement period

✓    Formulaic annual incentive program, based on pre-determined goals

✓    Clawback policy for annual and long-term incentive plans

✓    Double-trigger change-in-control provisions

✓    Annual Say-On-Pay vote

✓    Robust share ownership guidelines for executive officers and directors

🗴    No hedging of Company securities

🗴    No executive pensions

🗴    No single-trigger vesting of equity-based awards upon change-in-control

🗴    No excise tax gross-ups upon change-in-control

🗴    No dividends on unvested performance shares or restricted shares

🗴    No long-term employment agreements

🗴    No excessive perquisites or benefits

Superior Track Record and the Alignment of Growth in BVPS and Market Value Per Share

From our IPO in 1985 through year-end 2025, we have delivered 13% annualized growth in book value per share and 12% annualized growth in market value per share to our shareholders. Importantly, as seen in the chart below, BVPS and market value per share have generally moved in tandem over the last 40 years, despite short-term fluctuations. This is a core factor supporting the CNG Committee’s selection of incentive plan performance metrics that relate to growth in book value per share.

Compensation for 2025

The principal elements of compensation for our executives in 2025 - base salary, annual incentive bonus and long-term incentive compensation - are discussed below.

2025 Target Annual Direct Compensation Mix

1 Does not sum to 100% due to rounding.

1.	Base Salary

As discussed above under “Compensation Philosophy”, the Company’s compensation program emphasizes variable long-term incentive compensation, rather than fixed entitlements. Accordingly, we pay our executive officers salaries that we believe to be below market. In 2025, the cap on base salaries for Named Executive Officers was unchanged at $600,000, which remains generally below market.

2. Annual Incentive Bonuses

We provide annual bonus opportunities to our executive officers, which make up a relatively small percentage of each NEO’s target total annual compensation – approximately 8% for our CEO and 14% on average for the other NEOs in 2025 – as the bulk of our executive officers’ compensation opportunity is tied to long-term incentives. Each NEO participates in the annual bonus pool applicable to the parent holding companies. For 2025, the target bonus pool was $11.7 million for 64 employees.

Under our formulaic annual bonus program, the level of payout is determined by reference to the Company’s growth in CVPS, which is defined by the CNG Committee as the average of growth in BVPS and growth in “intrinsic value per share,” which is the BVPS including franchise value adjustments to reflect the fair value of certain subsidiaries/affiliates carried at book value. In choosing this metric for the annual bonus program, the CNG Committee recognized that this is the same metric as used in a portion of the Company’s long-term incentives (albeit for a different time period). The CNG Committee considered a number of other metrics but concluded that no other metric is as pertinent to our business as CVPS. CVPS is the metric that the Board and the management team focus on because it is linked to growth in book value per share metrics, which we believe is what ultimately drives growth in our share price. The 2025 annual bonus pool could range from 0% to 200% of target, based on the harvest scale of 6%-11%-16% growth in CVPS. In setting this performance scale, the CNG Committee’s goal was to set a performance target that was reasonable, but with an appropriate degree of stretch. The 11% target was roughly equal to the Company’s return target of the yield on the 10-year Treasury plus 700 basis points.

For our executive officers, the CNG Committee maintains the discretion to decrease, but not increase, the individual annual bonus payouts after the quantitative formula has been applied. Our executive officers cannot receive more than the formulaic result.

For 2025, the NEOs had base salaries which were unchanged from 2024, and target annual bonuses of 100% of salary, which were increased from 75% of salary in 2024. The CNG Committee believes that, inclusive of the bonus target change in 2025, executive officer salary and bonus target levels remain below general market practice and continue to reflect the CNG Committee’s long-standing philosophy of linking a vast majority of executives’ compensation to long-term incentives in order to align their interests with those of our shareholders, as opposed to awarding high levels of fixed cash compensation.

Based on the Company’s performance of a 22.8% increase in CVPS in 2025, the CNG Committee awarded the NEOs bonuses of 200% of target.

	2025 Annual Bonus Decisions
Executive	Target Bonus	Earned Bonus	% of Target
G. Manning Rountree	$600,000	$1,200,000	200%
Liam P. Caffrey	$600,000	$1,200,000	200%
Giles E. Harrison[1]	$600,000	$1,200,000	200%
Robert L. Seelig	$600,000	$1,200,000	200%
Michaela J. Hildreth	$600,000	$1,200,000	200%
[1] Excludes a $250,000 sign-on bonus that was paid to Mr. Harrison in March 2025.

3. Long-Term Incentive Compensation

Long-term equity awards generally consist of an equal mix of restricted shares and performance shares, rewarding long-term value creation and aligning executives’ interests with shareholders’ interests. Restricted shares are subject to a three-year cliff-vesting provision, rather than annual vesting, in order to promote executive retention that balances incentives to redeploy capital aggressively and to remain patient for optimal opportunities for the Company and its shareholders. The number of WTM common shares earned from a grant of performance shares can range from 0%-200% of target, based on after-tax annual growth in CVPS over the three-year performance cycle.

The CNG Committee selected performance metrics that relate to growth in book value per share because it continues to believe these metrics ultimately drive growth in our share price. The market value of our shares is not included as a direct measure of performance, but it determines the ultimate value of earned performance and restricted share awards.

From year-to-year when we make new long-term incentive grants, we typically adjust the target number of shares granted to individual employees to reflect the change in CVPS during the prior year, rather than focusing on changes in market values. This is consistent with our view that the change in book value per share and related metrics provides a better view of the change in value of the Company than metrics reflecting short-term market price fluctuations.

2025 Long-Term Incentive Grants: For the CEO and each of our other NEOs, the annual 2025 long-term incentive awards were allocated 50% as performance shares and 50% as restricted shares, consistent with prior years. With respect to the total grants made to employees across the Company, the CNG Committee granted 21,340 target shares for the 2025-2027 performance cycle, which represented an approximately 6% decrease, year-over-year, in the number of shares granted. These grants totaled approximately 0.8% of the then outstanding shares. The restricted shares are subject to a three-year cliff-vesting provision based on continuous service in order to promote the retention of key executive talent. The performance shares vest in a range of 0% - 200% of target following a three-year performance period.

For the 2025-2027 performance period, the CNG Committee established a target of 11.5% annual growth in CVPS as the performance target that would result in the payout of 100% of the target performance shares. There would be no payout for annual growth of 6% or less, and annual growth of 17% or more would be required for a payout of 200%. In setting this performance scale, the CNG Committee’s goal was to set a performance target that was reasonable, but with an appropriate degree of stretch. Importantly, the 11.5% target was roughly equal to the Company’s long-term return target of the yield on the 10-year Treasury plus 700 basis points, consistent with the Company’s practice for several years.

A detailed breakdown of the 2025 grants is included in the table below:

	2025 Long-Term Incentive Grants
	Grant Date	Restricted Shares		Performance Shares		Total 2025 LTI Grant Value
Executive		# Shares	Grant Value	# Shares	Grant Value
G. Manning Rountree	2/26/2025	1,625	$ 2,977,309	1,625	$ 2,977,309	$ 5,954,618
Liam P. Caffrey	2/26/2025	1,025	$ 1,877,995	1,025	$ 1,877,995	$ 3,755,990
Giles E. Harrison	2/26/2025	900	$ 1,648,971	900	$ 1,648,971	$ 3,297,942
Robert L. Seelig	2/26/2025	825	$ 1,511,557	825	$ 1,511,557	$ 3,023,114
Michaela J. Hildreth	2/26/2025	625	$ 1,145,119	625	$ 1,145,119	$ 2,290,238

In determining the amount of new long-term incentive compensation grants for our NEOs for 2025, the CNG Committee assessed each executive’s scope of authority and ability to impact the success of the Company. Based on the CNG Committee’s general experience, familiarity with the Company and its compensation practices and the recommendation of the CEO (for NEOs other than himself), the CNG Committee established a grant level that it believed was appropriate to reflect each such executive’s expected contribution to the Company over the next performance cycle.

Payout of 2023-2025 Performance Cycle: For the 2023-2025 performance cycle, long-term incentives were granted to the NEOs as follows: 50% as performance shares and 50% as restricted shares. For the performance shares, which matured at the end of 2025, 11% annual growth in CVPS was the performance target for a payout of 100% of the target performance shares. Annual growth of 6% or less would have resulted in no payout, and annual growth of 16% or more would have resulted in a payout of 200%. At its meeting in February 2026, based on an average annual growth in CVPS of 15.2% during the 2023-2025 performance cycle, the CNG Committee confirmed that the payout that was earned was 184% of target.

2023-2025 Performance Share Cycle
Executive	Target Shares	Performance Scale (min / target / max)	Actual Annual Growth	Payout %	Shares Earned
G. Manning Rountree	2,000	6% - 11% - 16%	15.2%	184%	3,680
Liam P. Caffrey	1,250	6% - 11% - 16%	15.2%	184%	2,300
Robert L. Seelig	1,000	6% - 11% - 16%	15.2%	184%	1,840
Michaela J. Hildreth	600	6% - 11% - 16%	15.2%	184%	1,104
Note: Mr. Harrison joined the Company on June 10, 2024 and therefore did not receive a 2023-2025 performance share grant.

2026 Compensation Actions

2026 Annual Target Cash Compensation: Base salaries continue to be capped at $600,000 for NEOs, with target bonus opportunities remaining unchanged at 100% of salary in 2026. Mr. Papamichael’s 2026 salary was set at $550,000 following his promotion to CFO on January 1, 2026. Mr. Rountree, who transitioned from CEO to Senior Advisor on January 1, 2026, is no longer an executive officer of the Company. The CNG Committee believes the 2026 salary and bonus target levels for executive officers remain below general market practice and continue to reflect the CNG Committee’s long-standing philosophy of linking a vast majority of executives’ compensation to long-term incentives in order to align their interests with those of our shareholders, as opposed to awarding high levels of fixed cash compensation.

For many years, the Company’s return target has been 700 basis points over the yield on the 10-year Treasury. Absent unusual circumstances, the CNG Committee has set the target level for the annual bonus plan at this level. The design of our executive officers’ 2026 annual bonus plan will be the same as the plan in effect for 2025, with payouts tied to annual growth in CVPS and a harvest scale of 6%-11%-16% for threshold / target / maximum payout levels. The CNG Committee determined that 11% annual growth in CVPS is an appropriately challenging target for the annual bonus plan and is in line with the Company’s return target.

40

2026 Long-term Incentive Grants: In February 2026, the CNG Committee made new long-term incentive grants to the NEOs based on the same factors described above with respect to grants made in 2025 and allocated 50% as performance shares and 50% as restricted shares. With respect to the total grants made to employees across the Company, the CNG Committee granted 19,230 target shares for the 2026-2028 performance cycle, which represents a 10% decrease, year-over-year, in the number of shares granted. These grants totaled approximately 0.8% of the then outstanding shares.

The CNG Committee set a performance target of 11% annual growth in CVPS for the 2026-2028 performance cycle. This target level is consistent with the CNG Committee’s typical practice of setting the target in line with the Company’s return target of 700 basis points over the 10-year Treasury yield. In setting the performance scale, the CNG Committee’s goal was to set a performance target that was reasonable, but with an appropriate degree of stretch, for a payout of 100% of the target performance shares. Annual growth of 6% or less would result in no payout, and annual growth of 16% or more would result in a payout of 200%.

Performance Cycle	Target Shares Granted	% Change from Prior Year	Performance Target (min / target / max)
2026 - 2028	19,230	(10%)	6% -11% - 16%
2025 - 2027	21,340	(6%)	6% -11.5% - 17%
2024 - 2026	22,810	5%	6% -11% - 16%
2023 - 2025	21,790	(18%)	6% -11% - 16%
2022 - 2024	26,450	(2%)	4% - 9% - 14%

The CNG Committee believes this target and scale properly incentivize management to manage our businesses efficiently, without taking excessive risk.

CVPS Definition Change for Calendar Years Beginning with 2025: Following the deconsolidation of BAM and the incorporation of a fair value adjustment in BVPS for the BAM Surplus Notes, the CNG Committee determined to replace growth in ABVPS with growth in BVPS in the calculation of CVPS for both annual bonus and performance shares for calendar years beginning with 2025. For example, for the 2024-2026 performance cycle, ABVPS growth would be used in the calculation for calendar year 2024, and BVPS growth would be used for calendar years 2025 and 2026.

Share Ownership Guidelines for Executive Officers

The CNG Committee has established share ownership guidelines for our executive officers. According to the guidelines, our CEO and EVPs are required to hold Company shares with a value of 10x salary, while other executive officers are required to hold Company shares with a value of 3x salary. Shares received upon vesting must be held until the executive has met the ownership threshold. Unvested restricted shares will count toward satisfaction of the guideline, while unvested performance shares will not count. As of December 31, 2025, all NEOs were in compliance with the guidelines with the exception of Mr. Harrison who joined the Company as of June 10, 2024. Mr. Harrison is required to hold all shares upon vesting until he meets the ownership threshold.

Clawback Policy

The CNG Committee adopted a recovery policy for the Company which is applicable to performance-based compensation for the Company’s current and former executive officers and complies with NYSE rules. The policy requires the recovery of performance-based compensation in the case of an accounting restatement, without regard to fault.

The Company has also adopted a clawback policy applicable to bonuses (including non-equity incentive plan compensation) and long-term incentive awards (including time-based awards). If the Company restates any financial statement included in an SEC filing as a result of an employee’s misconduct, the Board may, without prejudice to any other remedies available to the Company, seek reimbursement of any bonus or long-term incentive award received by such person that relates in whole or in part to any period for which such financial statements were restated. If the misconduct involved fraud, then in addition to other actions, the Board will mandatorily seek such reimbursement.

41

Other Elements of Compensation

Retirement Benefits

We have no active U.S. defined benefit pension plans. Our employees may participate in our qualified 401(k) plans and eligible employees can participate in a qualified employee stock ownership plan. We do not provide supplemental retirement benefits to any employees in connection with these plans.

Perquisites

We review the perquisites that our senior management receives. The primary perquisite is limited personal use of corporate aircraft.

We allow our NEOs to use our corporate aircraft from time to time for personal reasons. The aggregate incremental cost to the Company is included, for proxy reporting purposes, as compensation to the NEO. For tax purposes, we comply with IRS regulations. We do not “gross-up” our NEOs for their taxes associated with perquisites, including with respect to personal use of our aircraft.

Our NEOs also participate in our benefit plans on the same terms as our other employees. These plans include medical and health insurance, company paid life insurance and charitable gift matching.

Certain Board Fees

Our NEOs do not receive director fees for serving on the Company's board of directors or for serving on the boards of our wholly-owned or majority-owned subsidiaries. However, those NEOs who serve on the boards of other companies in which we have a minority interest may receive director fees from those companies. We consider those board fees when evaluating the compensation of our NEOs.

Employment Agreements; Compensation Arrangement for Mr. Rountree

We typically do not enter into employment agreements with our NEOs. From time to time we have entered into short-term arrangements with (a) newly hired executives governing their compensation and severance for a period of up to their first three years with the Company or (b) departing executives in connection with their transition into advisory roles. On September 2, 2025, the Company announced that Mr. Rountree would retire from the Chief Executive Officer position on December 31, 2025 and become a Senior Advisor to the Company. On January 1, 2026, Mr. Rountree and White Mountains Capital (“WMC”), acting with the approval of the CNG Committee, entered into an employment agreement (the “Rountree Agreement”) relating to Mr. Rountree’s service as a Senior Advisor.

Under the Rountree Agreement, Mr. Rountree will (a) be paid a base salary at the annual rate of $300,000, (b) participate in WMC’s employee benefit plans and (c) not be granted any new equity incentives during the period of the Agreement. In addition, Mr. Rountree’s existing 3,425 performance shares and 3,425 restricted shares will remain outstanding and continue to vest in accordance with their terms, except as follows. If the Company were to terminate Mr. Rountree’s employment for Cause, or if Mr. Rountree resigns voluntarily, the Company would terminate any outstanding equity incentives without any payment. If the Company were to terminate Mr. Rountree’s employment without Cause, the Company shall (i) if such termination occurs in 2026, (v) immediately accelerate the vesting of the 2024 restricted share award (“RSA”) and the 2025 RSA, (w) settle the 2024-2026 performance share award (“PSA”) at the same time and in the same amounts as if Mr. Rountree had continued employment until the normal vesting date thereof (assuming the same level of performance achievement applied to other Company executives), (x) settle the 2025-2027 PSA prior to March 15, 2027 based on the same performance achievement through the end of the Company’s 2026 fiscal year applied to other Company executives, and (ii) if such termination occurs during 2027, (x) immediately accelerate the vesting of the 2025 RSA and (y) settle the 2025-2027 PSA at the same time and in the same amounts as if Mr. Rountree had continued employment until the normal vesting date thereof (assuming the same level of performance achievement applied to other Company executives).

42

The Rountree Agreement also provides that Mr. Rountree will be subject to certain restrictive covenants.

Severance Agreements; Change in Control

Severance benefits, if any, for our NEOs are determined by the CNG Committee in its sole discretion. Executive officers of our operating subsidiaries participate in the severance plans, if any, generally applicable at those companies.

If any of our most senior executives decide to retire, in order to enable the Company to ensure a smooth transition, to receive a non-compete/non-solicit from the executive and to retain access to valuable knowledge, talents and relationships, our general practice has been to enter into arrangements that would permit the executive to earn some or all of such executive’s long-term incentive compensation then outstanding.

We have no standalone change in control agreements with our NEOs. However, under our long-term incentive plans, if a change in control of the Company (or a business unit, as applicable) were to occur, certain events, such as involuntary or constructive employment termination or amendments to our incentive plans which are materially adverse to its participants, may cause restricted shares to become immediately vested and performance shares and performance units to become payable in full or in part. Our plans do not provide for tax gross-ups for excess parachute payments that may result from a change in control.

Compensation/Nominating & Governance Committee Report

The Compensation/Nominating & Governance Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation/Nominating & Governance Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Philip A. Gelston, Chair

Margaret Dillon

Suzanne F. Shank

43

Summary Compensation Table

The following table presents compensation in 2025, 2024 and 2023 for the Company’s CEO, CFO and its three other most highly compensated executive officers (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)	Bonus (a) ($)	Stock Awards Granted (b) ($)	Option Awards Granted ($)	Non-Equity Incentive Plan Compensation (c) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (d) ($)	Total ($)
G. Manning Rountree (e)	2025	600,000	-	5,954,618	-	1,200,000	-	309,691	8,064,309
Chief Executive Officer	2024	600,000	-	6,352,596	-	211,500	-	258,862	7,422,958
	2023	584,615	-	5,872,920	-	765,000	-	354,466	7,577,001
Liam P. Caffrey (f)	2025	600,000	-	3,755,990	-	1,200,000	-	389,501	5,945,491
President &	2024	600,000	325,000	3,970,373	-	211,500	-	361,121	5,467,994
Chief Financial Officer	2023	584,615	325,000	3,670,575	-	765,000	-	335,884	5,681,074
Giles E. Harrison (g)	2025	600,000	250,000	3,297,942	-	1,200,000	-	20,808	5,368,750
Executive Vice President &	2024	334,615	250,000	3,454,400	-	211,500	-	43,547	4,294,062
Chief Strategy Officer
Robert L. Seelig	2025	600,000	-	3,023,114	-	1,200,000	-	119,020	4,942,134
Executive Vice President &	2024	600,000	-	3,176,298	-	211,500	-	152,703	4,140,501
General Counsel	2023	584,615	-	2,936,460	-	765,000	-	116,223	4,402,298
Michaela J. Hildreth	2025	600,000	-	2,290,238	-	1,200,000	-	23,058	4,113,296
Managing Director &	2024	600,000	-	2,117,532	-	211,500	-	22,131	2,951,163
Chief Accounting Officer	2023	584,615	-	1,761,876	-	765,000	-	26,220	3,137,711

(a)	For Mr. Caffrey, the amounts in 2024 and 2023 represent the final two tranches of a $975,000 sign-on bonus, payable in three equal annual installments, awarded to incentivize him to join the Company. For Mr. Harrison, the amounts in 2025 and 2024 represent the first two of three tranches of a $750,000 sign-on bonus, payable in three equal annual installments, awarded to incentivize him to join the Company. See “Compensation Discussion and Analysis.”

(b)	Represents the grant date market value of WTM performance shares granted in 2025, 2024 and 2023 and WTM restricted shares issued in 2025, 2024 and 2023. The WTM performance share awards included in the table have a maximum payout of 200% of the shares granted and, at such level, would have a grant date fair value equal to 200% of the amounts shown in the Grants of Plan Based Awards table. See “Grants of Plan Based Awards” and “Outstanding Equity Awards at Fiscal Year End.”

(c)	Amounts presented in 2025 represent annual incentive awards paid in cash in March 2026 for performance in the year ended December 31, 2025. Amounts presented in 2024 represent annual incentive awards paid in cash in March 2025 for performance in the year ended December 31, 2024. Amounts presented in 2023 represent annual incentive awards paid in cash in March 2024 for performance in the year ended December 31, 2023. See “Compensation Discussion and Analysis.”

(d)	See next table for details of All Other Compensation.

(e)	Mr. Rountree retired as CEO on December 31, 2025, and remains employed as a Senior Advisor but is no longer an executive officer.

(f)	Mr. Caffrey was appointed CEO and elected to the board of directors effective January 1, 2026.

(g)	Mr. Harrison was appointed President effective January 1, 2026.

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All Other Compensation

The following table presents a breakout of “All Other Compensation” included in the Summary Compensation Table for 2025, 2024 and 2023:

Name	Year	Director Fees (a) ($)	Personal use of planes (b) ($)	Restricted stock dividends ($)	Company contributions to 401(k) plan ($)	Employee stock ownership plan ($)	Other Personal benefits (c) ($)	Total ($)
G. Manning Rountree	2025	-	279,209	8,100	15,750	5,058	1,574	309,691
	2024	27,500	202,931	8,100	15,525	4,806	-	258,862
	2023	110,000	217,106	8,100	14,850	4,410	-	354,466
Liam P. Caffrey	2025	-	364,943	3,750	15,750	5,058	-	389,501
	2024	-	340,790	-	15,525	4,806	-	361,121
	2023	-	300,589	-	14,850	4,410	16,035	335,884
Giles E. Harrison	2025	-	-	-	15,750	5,058	-	20,808
	2024	27,500	-	-	15,058	-	989	43,547

Robert L. Seelig	2025	-	94,462	3,750	15,750	5,058	-	119,020
	2024	-	129,372	3,000	15,525	4,806	-	152,703
	2023	-	94,263	2,700	14,850	4,410	-	116,223
Michaela J. Hildreth	2025	-	-	2,250	15,750	5,058	-	23,058
	2024	-	-	1,800	15,525	4,806	-	22,131
	2023	-	-	1,200	14,850	4,410	5,760	26,220

(a)	Amounts represent director fees paid by BAM prior to July 1, 2024, when the Company ceased to consolidate BAM in its results.

(b)	Amounts represent the aggregate incremental cost to the Company for the use of corporate aircraft that were not otherwise in use for business. For Company aircraft, the incremental cost is the cost per hour multiplied by the number of hours of use. For third party aircraft services, the incremental cost is the amount invoiced to the Company by the third-party aircraft provider.

(c)	For Mr. Caffrey, the amounts represent relocation expenses paid by the Company on his behalf.

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Grants of Plan-Based Awards

The following table presents plan-based awards granted, except as otherwise noted, under the White Mountains Long-Term Incentive Plan (the “WTM Incentive Plan”) to the Named Executive Officers that received such awards during 2025:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			All Other Stock Awards:	All Other Option Awards:	Exercise	Grant Date
Name	Grant Date	Type of Award	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (c) (#)	Number of Securities Underlying Options (#)	or Base Price of Option Awards ($/sh)	Fair Value of Stock and Option Awards (d) ($)
G. Manning Rountree		Annual Incentive Bonus	0	600,000	1,200,000	-	-	-	-	-	-	-
	2/26/25	WTM Performance Shares	-	-	-	0	1,625	3,250	-	-	-	2,977,309
	2/26/25	WTM Restricted Shares	-	-	-	-	-	-	1,625	-	-	2,977,309
Liam P. Caffrey		Annual Incentive Bonus	0	600,000	1,200,000	-	-	-	-	-	-	-
	2/26/25	WTM Performance Shares	-	-	-	0	1,025	2,050	-	-	-	1,877,995
	2/26/25	WTM Restricted Shares	-	-	-	-	-	-	1,025	-	-	1,877,995
Giles E. Harrison		Annual Incentive Bonus	0	600,000	1,200,000	-	-	-	-	-	-	-
	2/26/25	WTM Performance Shares	-	-	-	0	900	1,800	-	-	-	1,648,971
	2/26/25	WTM Restricted Shares	-	-	-	-	-	-	900	-	-	1,648,971
Robert L. Seelig		Annual Incentive Bonus	0	600,000	1,200,000	-	-	-	-	-	-	-
	2/26/25	WTM Performance Shares	-	-	-	0	825	1,650	-	-	-	1,511,557
	2/26/25	WTM Restricted Shares	-	-	-	-	-	-	825	-	-	1,511,557
Michaela J. Hildreth		Annual Incentive Bonus	0	600,000	1,200,000	-	-	-	-	-	-	-
	2/26/25	WTM Performance Shares	-	-	-	0	625	1,250	-	-	-	1,145,119
	2/26/25	WTM Restricted Shares	-	-	-	-	-	-	625	-	-	1,145,119

(a)	These columns indicate the range of payouts (0%, 100% and 200%) targeted for fiscal 2025 performance under our Annual Incentive Bonus Plan as described in “Compensation Discussion and Analysis”. The actual payout with respect to 2025 for each Named Executive Officer is shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

(b)	Messrs. Rountree, Caffrey, Harrison and Seelig and Ms. Hildreth were granted WTM performance shares for the 2025-2027 performance cycle. For the 2025-2027 performance cycle, the targeted performance goal for full payment of outstanding WTM performance shares granted under the WTM Incentive Plan for all NEOs is an 11.5% average growth in CVPS. Average growth of 6% or less would result in no payout and average growth of 17% or more would result in a payout of 200%.

(c)	Messrs. Rountree, Caffrey, Harrison and Seelig and Ms. Hildreth were granted WTM restricted shares that vest on January 1, 2028.

(d)	Represents the grant date fair value (based on a market price on the date of grant) as determined in accordance with ASC Topic 718 without regard to forfeitures. Assuming a maximum 200% payout, the grant date fair value of the WTM performance shares granted to Messrs. Rountree, Caffrey, Harrison and Seelig and Ms. Hildreth would be $5,954,618, $3,755,990, $3,297,942, $3,023,114 and $2,290,238.

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Outstanding Equity Awards at Fiscal Year-End

The following table presents outstanding equity awards under the WTM Incentive Plan, except as otherwise noted, to the Named Executive Officers as of December 31, 2025:

Name		Option Awards					Stock Awards (a)(b)(c)
	Type of Award	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
G. Manning Rountree	WTM Performance Shares	-	-	-	-	-	-	-	3,425	14,244,956
	WTM Restricted Shares	-	-	-	-	-	5,425	11,273,313	-	-
Liam P. Caffrey	WTM Performance Shares	-	-	-	-	-	-	-	2,150	8,942,079
	WTM Restricted Shares	-	-	-	-	-	3,400	7,065,302	-	-
Giles E. Harrison	WTM Performance Shares	-	-	-	-	-	-	-	1,900	7,902,314
	WTM Restricted Shares	-	-	-	-	-	1,900	3,948,257	-	-
Robert L. Seelig	WTM Performance Shares	-	-	-	-	-	-	-	1,725	7,174,454
	WTM Restricted Shares	-	-	-	-	-	2,725	5,662,632	-	-
Michaela J. Hildreth	WTM Performance Shares	-	-	-	-	-	-	-	1,225	5,094,824
	WTM Restricted Shares	-	-	-	-	-	1,825	3,792,405	-	-

(a)	Equity incentive plan awards not yet vested at December 31, 2025 for Messrs. Rountree, Caffrey, Harrison and Seelig and Ms. Hildreth include 1,625, 1,025, 900, 825 and 625 target WTM performance shares, respectively, for the 2025-2027 performance cycle and 1,800, 1,125, 1,000, 900 and 600 target WTM performance shares, respectively, for the 2024-2026 performance cycle. Payout values for WTM performance shares are shown at 200% of target for both the 2025-2027 and the 2024-2026 performance cycles and based on the December 31, 2025 closing market price ($2,078.03) including dividends declared since the grant date.

(b)	Stock awards not yet vested at December 31, 2025 for Messrs. Rountree, Caffrey, Harrison and Seelig and Ms. Hildreth include 1,625, 1,025, 900, 825 and 625 WTM restricted shares, respectively, that vest on January 1, 2028; 1,800, 1,125, 1,000, 900 and 600 WTM restricted shares, respectively, that vest on January 1, 2027; and 2,000, 1,250, 0, 1,000 and 600 WTM restricted shares, respectively, that vested on January 1, 2026. Market values are based on the December 31, 2025 closing market price ($2,078.03).

(c)	Excludes WTM performance shares for the 2023-2025 performance cycle, which vested on December 31, 2025. See “Option Exercises and Stock Vested.”

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Option Exercises and Stock Vested

The following table presents stock awards that vested in 2025 for each of the Named Executive Officers. No option awards were exercised by the Named Executive Officers during 2025.

Name	Option Awards Exercised		Stock Awards Vested
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Type of Award		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
G. Manning Rountree	-	-	WTM Performance Shares	(a)	3,680	8,139,608
			WTM Restricted Shares	(b)	2,700	5,251,662
Liam P. Caffrey	-	-	WTM Performance Shares	(a)	2,300	5,087,255
			WTM Restricted Shares	(b)	1,250	2,431,325
Giles E. Harrison	-	-	WTM Performance Shares	(a)	-	-
			WTM Restricted Shares	(b)	-	-
Robert L. Seelig	-	-	WTM Performance Shares	(a)	1,840	4,069,804
			WTM Restricted Shares	(b)	1,250	2,431,325
Michaela J. Hildreth	-	-	WTM Performance Shares	(a)	1,104	2,441,882
			WTM Restricted Shares	(b)	750	1,458,795

(a)	Represents 2,000, 1,250, 0, 1,000 and 600 target WTM performance shares awarded for the 2023-2025 performance cycle to Messrs. Rountree, Caffrey, Harrison and Seelig and Ms. Hildreth, respectively, which became fully vested on December 31, 2025 at 184% of target. Value realized on vesting is based on the average of the closing price of common shares for the 5 days preceding the CNG Committee meeting in February 2026, as determined by the CNG Committee, plus dividends declared since the shares were granted in 2023.

(b)	The amounts represent WTM restricted shares that vested on January 1, 2025.

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Pay Versus Performance

The following table presents “Compensation Actually Paid” to the Principal Executive Officer (“PEO”) and the “Average Compensation Actually Paid” to the Non-PEO NEOs in 2025, 2024, 2023, 2022 and 2021, as calculated pursuant to SEC rules.

Year (a)	Summary Compensation Table Total for PEO ($)(b)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(b)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (millions $)	Annual Growth in Compensation Value per Share(d)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(c)
2025	8,064,309	16,330,438	5,092,417	8,846,701	208.42	234.32	1,106.4	22.8%
2024	7,422,958	14,100,992	4,213,430	6,247,597	175.12	227.67	230.4	8.3%
2023	7,577,001	11,680,222	3,697,210	4,999,435	135.42	168.05	509.2	14.5%
2022	7,191,754	23,147,640	3,169,569	7,992,051	127.17	151.65	792.8	23.9%
2021	7,185,569	4,639,595	2,906,827	2,095,752	91.08	127.58	(275.4)	-1.2%

(a)	The PEO and Non-PEO NEOs for the applicable years were as follows:
2025 and 2024: Mr. Rountree served as PEO and Messrs. Caffrey, Harrison and Seelig and Ms. Hildreth served as Non-PEO NEOs
2023 and 2022: Mr. Rountree served as PEO and Messrs. Caffrey, Campbell and Seelig and Ms. Hildreth served as Non-PEO NEOs
2021: Mr. Rountree served as PEO and Messrs. Frank Bazos, Campbell and Seelig and Ms. Hildreth served as Non-PEO NEOs

(b)	The amounts reported as “Compensation Actually Paid” to our PEO and “Average Compensation Actually Paid” to our Non-PEO NEOs in each of 2025, 2024, 2023, 2022 and 2021 represent the respective amounts as determined in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to our PEO or Non-PEO NEOs during the applicable year. The Summary Compensation Table totals reported for the PEO and the average of the Non-PEO NEOs for each year were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate “Compensation Actually Paid”:

PEO
	2025	2024	2023	2022	2021
Summary Compensation Table (“SCT”) total	8,064,309	7,422,958	7,577,001	7,191,754	7,185,569
Less: Value Reported in the SCT of Stock Awards	(5,954,618)	(6,352,596)	(5,872,920)	(5,604,282)	(6,478,434)
Granted in the Covered Year
Plus: Year-end Value for Stock Awards	8,613,356	7,004,016	6,775,045	11,461,473	4,107,645
Granted in the Covered Year
Change in Fair Value of Unvested Stock	6,146,203	4,766,206	2,602,290	9,901,354	(1,500,285)
Awards from Prior Years that Remain Unvested
Change in Fair Value of Stock Awards	(538,812)	1,260,408	598,806	197,341	1,325,100
from Prior Years that Vested in Covered Year
Compensation Actually Paid	16,330,438	14,100,992	11,680,222	23,147,640	4,639,595

Average of the Non-PEO NEOs
	2025	2024	2023	2022	2021
Summary Compensation Table (“SCT”) total	5,092,417	4,213,430	3,697,210	3,169,569	2,906,827
Less: Value Reported in the SCT of Stock Awards	(3,091,821)	(3,179,651)	(2,092,228)	(1,686,474)	(2,039,507)
Granted in the Covered Year
Plus: Year-end Value for Stock Awards	4,472,319	3,526,328	2,413,610	3,449,054	1,293,148
Granted in the Covered Year
Change in Fair Value of Unvested Stock	2,535,929	1,500,763	808,963	3,003,988	(528,501)
Awards from Prior Years that Remain Unvested
Change in Fair Value of Stock Awards	(162,143)	186,727	171,880	55,912	463,785
from Prior Years that Vested in Covered Year
Compensation Actually Paid	8,846,701	6,247,597	4,999,435	7,992,051	2,095,752

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(c)	Peer Group Total Shareholder Return “TSR” reflects the S&P 500 Property & Casualty Insurance Index as reflected in our Annual Report on the Form 10-K pursuant to Item 201(e) of Regulation S-K for the fiscal year ended December 31, 2025. Each year reflects what the cumulative value of $100 would be, including the reinvestment of dividends, if such amount had been invested on December 31, 2020.

(d)	For calendar years 2025 and forward, CVPS is the average of growth in book value per share (BVPS) and growth in intrinsic value per share, which is the BVPS including franchise value adjustments to reflect a conservative estimate of the fair value of certain subsidiaries/affiliates carried at book value. For calendar years through 2024, CVPS is the average of growth in adjusted book value per share (ABVPS) and growth in intrinsic value per share. See Annex A for a reconciliation of growth in ABVPS and BVPS to growth in intrinsic value per share.

Financial Performance Measures

As described in more detail in “Compensation Discussion & Analysis” beginning on page 28, our approach to executive compensation is designed with the primary goal of maximizing shareholder value over long periods of time. We believe that this goal is best pursued by utilizing a pay-for-performance program that closely aligns the financial interests of management with those of our shareholders while rewarding appropriate risk taking. We accomplish this by emphasizing variable long-term compensation, the value of which is tied to performance over a number of years rather than fixed entitlements (such as base salary, pensions, and employee benefits). Annual growth in CVPS determines the level of payout under our formulaic annual bonus program, and annual growth in CVPS over the three-year performance cycle determines the number of shares earned from each grant of performance shares. The market value of our shares is not included as a direct measure of performance, but it determines the ultimate value of earned performance and restricted share awards. The most important financial measure used by the Company to link compensation actually paid (as defined by SEC rules) to the Company’s NEOs for 2025 to the Company’s performance is growth in CVPS.

Relationship Between Pay and Performance

In 2025, strong growth in CVPS positively correlated with growth in Compensation Actually Paid for the following reasons. Based on the Company’s performance of 22.8% growth in CVPS in 2025, the PEO and NEOs received bonuses of 200% of target for 2025. During 2025, the fair value of all performance shares included in the calculation of Compensation Actually Paid to the PEO and Average Compensation Actually Paid to the non-PEO NEOs increased significantly as (1) the level of growth in CVPS resulted in higher projected payout percentages on all outstanding performance cycles and (2) the Company’s share price increased by 6.8% during 2025. The fair value of all restricted shares outstanding used in the calculation of Compensation Actually Paid to the PEO and Average Compensation Actually Paid to the non-PEO NEOs also increased in 2025 as a direct result of the 6.8% increase in the Company’s share price during the year. The increase in the Company’s net income also positively correlated with growth in compensation actually paid as net income drove the increase in growth in CVPS. The Company’s TSR also positively correlated with the level of compensation actually paid, though not as much as growth in CVPS, as the increase in share price partially accounted for the increase in value in outstanding performance shares and restricted shares.

In 2024, Compensation Actually Paid to the PEO and Average Compensation Actually Paid to the non-PEO NEOs increased compared to 2023. The primary driver was an increase in the fair value of all performance and restricted shares included in the calculation of Compensation Actually Paid to the PEO and Average Compensation Actually Paid to the non-PEO NEOs as the Company’s share price increased by 29.2% during 2024, compared to a 6.4% increase during 2023. Partially mitigating this increase, CVPS grew at a slower pace in 2024 than in 2023 resulting in a slightly lower projected payout percentage on the 2023-2025 performance cycle in 2024. Based on the Company’s performance of 8.3% growth in CVPS in 2024, the PEO and NEOs received bonuses of 47% of target for 2024 compared to 170% of target for 2023. The Company’s net income of $230.4 million in 2024 compared to $509.2 million in 2023 contributed to the decrease in growth in CVPS. The Company’s TSR positively correlated with the level of Compensation Actually Paid as the increase in the Company’s share price primarily accounted for the increase in value in outstanding performance shares and restricted shares.

In 2023, CVPS grew at a slower pace than in 2022 resulting in a decrease in Compensation Actually Paid in 2023 compared to 2022. Based on the Company’s performance of 14.5% growth in CVPS in 2023, the PEO and NEOs received bonuses of 170% of target for 2023. During 2023, the fair value of all performance shares included in the calculation of Compensation Actually Paid to the PEO and Average Compensation Actually Paid to the non-PEO NEOs increased as (1) the level of growth in CVPS resulted in a higher projected payout percentage on the 2021-2023 performance cycle and (2) the Company’s share price increased by 6.4% during 2023. However, both of these factors increased at a lower rate than in 2022. The fair value of all restricted shares outstanding used in the calculation of Compensation Actually Paid to the PEO and Average Compensation Actually Paid to the non-PEO NEOs also increased in 2023 as a direct result of the 6.4% increase in the Company’s share price during the year, which was lower than the 39.5% increase in 2022. The Company’s net income of

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$509.2 million in 2023 positively correlated with growth in compensation actually paid as net income drove the increase in growth in CVPS. The Company’s TSR also positively correlated with the level of compensation actually paid, though not as much as growth in CVPS, as the increase in share price partially accounted for the increase in value in outstanding performance shares and restricted shares.

In 2022, strong growth in CVPS positively correlated with growth in Compensation Actually Paid for the following reasons. Based on the Company’s performance of 23.9% growth in CVPS in 2022, the PEO and NEOs received bonuses of 200% of target for 2022. During 2022, the fair value of all performance shares included in the calculation of Compensation Actually Paid to the PEO and Average Compensation Actually Paid to the non-PEO NEOs increased significantly as (1) the level of growth in CVPS resulted in higher projected payout percentages on all outstanding performance cycles and (2) the Company’s share price increased by 39.5% during 2022. The fair value of all restricted shares outstanding used in the calculation of Compensation Actually Paid to the PEO and Average Compensation Actually Paid to the non-PEO NEOs also increased in 2022 as a direct result of the 39.5% increase in the Company’s share price during the year. The increase in the Company’s net income also positively correlated with growth in compensation actually paid as net income drove the increase in growth in CVPS. The Company’s TSR also positively correlated with the level of compensation actually paid, though not as much as growth in CVPS, as the increase in share price partially accounted for the increase in value in outstanding performance shares and restricted shares.

In 2021, negative growth in CVPS correlated with a decrease in compensation actually paid. For 2021, the PEO and NEOs received no bonuses and projected payout percentages on outstanding performance shares decreased from the prior year end. The decrease in the Company’s net income also correlated with the decrease in compensation actually paid as the net loss drove the decrease in growth in CVPS. The Company’s TSR of 1.4% somewhat correlated with the lower level of compensation actually paid. The small increase in the value of each restricted share and performance share outstanding was more than offset by the reduction in the projected payout percentages on all outstanding performance share cycles due to the negative growth in CVPS.

The following chart provides a graphical representation of the Company's five-year cumulative TSR versus our industry peer group, the S&P 500 Property & Casualty Insurance Index.

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Pension Benefits

The Named Executive Officers did not participate in any defined pension plans sponsored by White Mountains in 2025.

Nonqualified Deferred Compensation

The Named Executive Officers did not participate in any nonqualified deferred compensation plans sponsored by White Mountains in 2025.

Potential Payments Upon Termination or Change in Control

Employment and Severance Agreements

We typically do not enter into employment agreements with our Named Executive Officers. From time to time we have entered into short-term arrangements with (a) newly hired executives governing their compensation and severance for a period of up to their first three years with the Company or (b) departing executives in connection with their transition into advisory roles. We have entered into an employment agreement with Mr. Rountree in connection with his transition into a Senior Advisor role. See “Employment Agreements; Compensation Arrangement for Mr. Rountree” on page 42.

Long-Term Incentive Plans

Under our long-term incentive plans, certain events, such as retirement, death or disability, or the occurrence of both a change in control of the Company (or a business unit, as applicable) and an involuntary or constructive employment termination or materially adverse amendments to such plans, WTM restricted shares become vested and WTM performance shares become payable in full or in part. Below is a description of the payments to which each of our Named Executive Officers would be entitled assuming in each case that such events occurred on December 31, 2025.

Voluntary Termination of Employment

Had any of our Named Executive Officers voluntarily terminated their employment on December 31, 2025, their unvested long-term incentive grants would have been cancelled and payments, if any, in respect of those cancelled grants would be made at the sole discretion of the CNG Committee.

Involuntary Termination of Employment

Had any of our Named Executive Officers been terminated without cause on December 31, 2025, their unvested long-term incentive grants would have been cancelled and payments, if any, in respect of those cancelled grants would be made at the sole discretion of the CNG Committee.

Retirement

Had any of our Named Executive Officers retired on December 31, 2025, their unvested long-term incentive grants would have been cancelled and payments, if any, in respect of those cancelled grants would be made at the sole discretion of the CNG Committee.

Mr. Rountree retired as Chief Executive Officer, effective December 31, 2025, but remains employed as a Senior Advisor through January 1, 2028. Accordingly, Mr. Rountree’s unvested long-term incentive grants will remain outstanding and will continue to vest during the period of his continued employment.

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Death or Disability

Had any of our Named Executive Officers employed as of December 31, 2025 died or become disabled on that date, they would have been entitled to pro rata vesting of their WTM performance shares, full vesting of their restricted shares and any payments due under employment contracts. Under this scenario, Messrs. Rountree, Caffrey, Harrison and Seelig, and Ms. Hildreth would have been entitled to receive $22,564,905, $14,129,054, $6,211,553, $11,317,103 and $7,358,630, respectively.

For purposes of computing the amounts above, the WTM performance shares were valued at the December 31, 2025 common share closing market price ($2,078.03) including dividends since grant. The WTM performance shares would vest pro-rated for time and at 100% of target; provided, that in the case of the 2023-2025 performance cycle, values are shown at actual performance of 184%. Restricted shares were valued at the December 31, 2025 common share closing market price including dividends since grant.

Change in Control

Had both a change in control of the Company (or a business unit, as applicable) and an involuntary termination, constructive termination or materially adverse amendments to our long-term incentive plans occurred on December 31, 2025 to any of our Named Executive Officers employed as of that date, they would have been entitled to full vesting of their WTM performance shares at up to 200% of target, full vesting of their restricted shares and any payments due under employment contracts. Under this scenario, Messrs. Rountree, Caffrey, Harrison and Seelig and Ms. Hildreth would have been entitled to receive $33,853,613, $21,216,981, $12,103,471, $17,004,770 and $11,388,089, respectively.

For purposes of computing the amounts above, the WTM performance shares, including the 2023-2025 performance cycle, were shown at 200% of target. The WTM performance shares were valued at the December 31, 2025 common share closing market price ($2,078.03) including dividends since grant. Restricted shares were valued at the December 31, 2025 common share closing market price including dividends since grant.

Our long-term incentive plans do not provide for tax gross-ups for excess parachute payments that may result from a change in control.

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Director Compensation

Our CNG Committee has adopted a compensation program for our non-employee directors that is focused on:

●	attracting and retaining highly-qualified directors with a diversity of skills, backgrounds and experiences
●	appropriately valuing the significant time and travel commitment required for our non-employee directors
●	encouraging directors’ ownership of our common shares to further the alignment of their interests with those of our shareholders

To that end, our non-employee director compensation program in effect for fiscal 2025 included the following elements:

●	an annual cash retainer of $135,000
●	an annual equity retainer of 150 common shares
●	an additional retainer of $100,000 and 60 common shares for our Board Chair
●	an additional cash retainer of $15,000 for each member of the Audit Committee
●	additional annual retainers (in addition to member retainer) of $35,000 and $25,000 for chairs of the Audit Committee and all other committees, respectively

Our non-employee directors are not provided with any benefits other than participating in our employee matching gift program on the same terms as our employees, matching gifts up to $10,000 per participating individual.

As described in the notes to the table below, due to his extensive insurance industry expertise, Mr. Campbell served on the board of a subsidiary of the Company during 2025. For his service, he received director fees, which are included under “All Other Compensation.”

The following table summarizes director compensation for 2025 (for directors other than Named Executive Officers):

Director	Fees Paid in Cash (a) ($)	Stock Awards (b) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (c) ($)	Total ($)
Reid T. Campbell	135,000	269,648	-	-	-	103,701	508,349
Peter M. Carlson	185,000	269,648	-	-	-	8,519	463,167
Mary C. Choksi	160,000	269,648	-	-	-	10,000	439,648
Margaret Dillon	150,000	269,648	-	-	-	-	419,648
Philip A. Gelston	175,000	269,648	-	-	-	3,000	447,648
Weston M. Hicks	250,000	377,507	-	-	-	-	627,507
Suzanne F. Shank	135,000	269,648	-	-	-	-	404,648
David A. Tanner	150,000	269,648	-	-	-	-	419,648
Steven M. Yi	135,000	269,648	-	-	-	-	404,648

(a)	Mr. Rountree does not receive any additional compensation for his role as a director. Non-management directors receive an annual cash retainer of $135,000. Additional retainers in the following amounts are provided to those directors serving in the following roles: Chairman of the Board ($100,000), Chairman of the Audit Committee ($35,000), Chairman of any other Board committee ($25,000) and members of the Audit Committee ($15,000). Retainers were all paid in cash. Retainers relate to the period from May 2025 to May 2026, inclusive, and are typically pro-rated for partial year service.

(b)	On May 22, 2025, all non-management directors received an annual grant of 150 common shares. Mr. Hicks received an additional 60 common shares for his role as Chairman of the Board. All common shares issued were valued at $1,797.65 per share, the market price on the date the shares were granted.

(c)	Amount shown for Mr. Campbell represents $80,000 in fees paid to him by Ark for service as a director, $7,500 in matching payments from a company-sponsored charitable gift program and $16,201 incremental cost to the Company for the use of corporate aircraft that were not otherwise in use for business. For Company aircraft, the incremental cost is the cost per hour multiplied by the number of hours of use. Amounts shown for Mr. Carlson, Ms. Choksi and Mr. Gelston represent matching payments from a company-sponsored charitable gift program.

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CEO PAY RATIO

CEO Pay Ratio

Below is (i) the 2025 annual total compensation of our CEO; (ii) the 2025 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our CEO to that of our median employee, and (iv) the methodology we used to calculate our CEO pay ratio:

CEO Annual Total Compensation	$8,064,309
Median Employee Annual Total Compensation	$117,549
CEO to Median Employee Pay Ratio	69:1

Methodology

Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Our methodology is explained below:

(1)	Determined Employee Population. We began with our global employee population as of December 31, 2025, including full-time and part-time workers employed by our Company or consolidated subsidiaries(a), but excluding our CEO.

(2)	Identified the Median Employee. To identify the median employee, we calculated compensation for each employee using (i) annual base salary including overtime pay as of December 31, 2025, (ii) cash incentives earned in 2025, (iii) WTM performance shares and WTM performance units vested on December 31, 2025, and (iv) WTM restricted shares vested on January 1, 2026. Compensation paid in foreign currency was translated to the U.S. dollar equivalent based on foreign exchange rates as of December 31, 2025.

(3)	Calculated CEO Pay Ratio. We calculated our median employee’s annual total compensation for 2025 in accordance with SEC rules for preparing the Summary Compensation Table. We compared the median employee’s compensation to our CEO’s annual total compensation in the Summary Compensation Table to determine the pay ratio shown above.

(a)	SEC rules permit us to omit the employees of a newly-acquired business from the pay ratio calculation for the fiscal year in which the acquisition occurs. Accordingly, the 624 employees at Enterprise Solutions as of December 31, 2025 were excluded from the employee population.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Review, Approval or Ratification of Transactions with Related Persons

The Company’s Audit Committee Charter states that the Audit Committee shall approve any related or affiliated person transactions and review disclosures thereof. In determining whether to approve or reject a related person transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the proposed transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related persons’ economic interest in the transaction. For purposes of Audit Committee approval, a related person transaction is defined as any transaction that is required to be reported under Item 404 of SEC Regulation S-K.

During 2025, there were no Transactions with Related Persons that required Audit Committee approval.

INSIDER TRADING POLICY

Insider Trading Policy

The Company has policies and procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers, or employees that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards applicable to us. A copy of our Insider Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2025. It is also the policy of the Company to comply with the applicable securities laws when transacting in its own securities.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2025, with respect to the common shares that may be issued under the Company’s existing incentive compensation plans. Performance shares awarded under the WTM Incentive Plan are typically paid in cash, though they may be paid in the Company’s common shares at the election of the Compensation/ Nominating & Governance Committee.

	(1)	(2)	(3)
Plan category	Number of securities that may be issued upon exercise or vesting of outstanding options, warrants and rights at target	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1))
Equity compensation plans approved by security holders - WTM Incentive Plan:			88,565(a)

Performance shares	32,910(b)	$ 0

(a)	Represents the amount of WTM shares available for issuance at target under the WTM Incentive Plan as of December 31, 2025. To the extent granted as WTM performance shares, such shares could be earned at 0x to 2x the target number granted and, although typically in cash, may be paid in WTM common shares at the discretion of the Compensation/Nominating & Governance Committee. As of March 31, 2026, 78,950 common shares remained available for issuance.

(b)	Represents the target amount of WTM performance shares outstanding as of December 31, 2025, which includes 10,835 target performance shares for the 2023-2025 performance cycle that were settled in cash in March 2026.

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AUDIT COMMITTEE REPORT

In connection with the audit of the Company’s financial statements for the year ended December 31, 2025, the Audit Committee has: (1) reviewed and discussed with management and PwC the Company’s audited financial statements for the year ended December 31, 2025, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PwC’s audit of the Company’s internal control over financial reporting; (2) reviewed and discussed with PwC the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and (3) received the written disclosures and the letter from PwC required by the applicable PCAOB rules and discussed with PwC their independence.

Based on these reviews and discussions, the Audit Committee determined that the non-audit fees billed by PwC for services performed in 2025 and 2024 (as presented herein) are compatible with maintaining their independence. Further, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for filing with the SEC and for presentation to shareholders at the 2026 Annual Meeting.

Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements as well as for establishing and maintaining adequate internal control over financial reporting. The Company’s independent registered public accounting firm, PwC, is responsible for expressing its opinion on the conformity of the Company’s audited financial statements with Generally Accepted Accounting Principles (“GAAP”). In addition, PwC is responsible for expressing its opinion on the effectiveness of the Company’s internal control over financial reporting. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with GAAP; that, as described above, is the responsibility of management and PwC. In giving its recommendation to the Board, the Audit Committee has relied on (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP and (2) the reports of PwC with respect to such financial statements.

The Audit Committee has established a Charter which outlines its primary duties and responsibilities. The Audit Committee Charter, which has been approved by the Board, is reviewed at least annually, is updated as necessary and is available for viewing at www.whitemountains.com.

Peter M. Carlson, Chair

Margaret Dillon

Philip A. Gelston

Weston M. Hicks

David A. Tanner

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PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee, pursuant to its policy, pre-approves the scope and fees for all services performed by PwC. Annually, the Audit Committee receives and pre-approves a written report from PwC describing the elements expected to be performed in the course of its audit of the Company’s financial statements. All other audit, audit-related and non-audit-related services rendered by PwC also require pre-approval, which may be granted in accordance with the provisions of the policy either (a) at a meeting of the full Audit Committee, (b) on an interim basis by the Chairman of the Audit Committee, provided that the requested services are not expressly prohibited and are ratified by the full Audit Committee at its next regularly scheduled meeting, or (c) on a per-project basis through specific compliance with pre-approved definitions of services that do not exceed per-project limits established by the Audit Committee, provided that any such services are authorized by the Company’s General Auditor or his/her designee and that the General Auditor makes a full report of all services pre-approved per the policy at the next regularly scheduled Committee meeting.

It is the intent of the policy to assure that PwC’s performance of audit, audit-related and non-audit-related services are consistent with all applicable rules on auditor independence. As such, services expressly prohibited by the Audit Committee under its policy include bookkeeping or other services related to the accounting records or financial statements of the Company or its subsidiaries; financial information systems design and implementation; appraisal and valuation services; fairness opinions; contribution-in-kind reports; certain actuarial services; internal audit outsourcing services; management functions; human resources; broker-dealer, investment advisor or investment banking services; legal services; and expert services unrelated to the audit. All services performed by PwC during 2025 and 2024 were pre-approved in accordance with the policy described above.

The services performed by PwC in 2025 and 2024 are described below. PwC does not provide any services to the Company that are prohibited under applicable laws and regulations, such as financial information systems design and implementation. From time to time, PwC may perform permissible consulting services for the Company, provided they have been pre-approved in accordance with the policy described above. To the extent consulting services are provided by PwC, they are closely monitored and controlled by both management and the Audit Committee to ensure that their nature and extent do not interfere with the independence of PwC. The independence of PwC is also considered annually by the Audit Committee.

The following table sets forth the approximate aggregate fees billed by PwC for professional services provided in 2025 and 2024:

	2025(e)	2024(e)
Audit Fees (a)	$ 6,216,472	$ 6,091,739
Audit-Related Fees (b)	1,029,784	0
Tax Fees (c)	623,451	474,815
All Other Fees (d)	3,315	5,320

(a)	The fees in this category were for professional services rendered in connection with (1) the audits of the Company’s annual financial statements, including the Company’s internal control over financial reporting, included in the Company’s Annual Report on Form 10-K, (2) the review of the Company’s quarterly financial statements included in its Quarterly Reports on Form 10-Q, (3) audits of the Company’s subsidiaries, and (4) services that generally only the Company’s independent registered public accounting firm reasonably can provide, such as comfort letters and consents.

(b)	The fees in this category were for professional services rendered in connection with agreed upon procedures and accounting and reporting consultations related to certain transactions.

(c)	The fees in this category were for professional services rendered in connection with tax strategy assistance and tax compliance services.

(d)	The fees in this category were for access to PwC’s proprietary technical accounting research and financial statement disclosure software tools.

(e)	The fees reported include expense reimbursements of $318,809 and $349,029 in 2025 and 2024, respectively.

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PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, in this Proposal 2 we are asking you to provide approval, on an advisory basis, of the compensation of the Named Executive Officers as disclosed in the section of this proxy statement titled “Executive Compensation.” You are being asked to vote on the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement dated April 1, 2026, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The Board of Directors believes that the compensation policies and practices described in the Compensation Discussion & Analysis are effective in achieving the Company’s primary goal of creating superior growth in our values per share over long periods of time, as well as motivating and retaining our key executives. The compensation of our Named Executive Officers is heavily weighted toward variable long-term compensation, the value of which is tied to performance over a number of years.

We urge you to read the Compensation Discussion & Analysis, beginning on page 29 of this proxy statement, as well as the 2025 summary compensation table and related compensation tables and narrative, beginning on page 44, which provide detailed information on the Company’s compensation policies and practices and the compensation of our Named Executive Officers.

Although the vote is non-binding, the Board of Directors and the Compensation/Nominating & Governance Committee will review and consider the voting results when evaluating our executive compensation program.

The Board recommends a vote FOR Proposal 2 which calls for the approval of the advisory resolution on executive compensation.

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PROPOSAL 3

APPROVAL OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026

Subject to shareholder approval, the Audit Committee of the Board has appointed PwC as the Company’s independent registered public accounting firm for 2026. Further, shareholders are being asked to authorize the Audit Committee to negotiate and fix the remuneration to be paid to PwC in connection with its service. Representatives from PwC will attend the 2026 Annual Meeting, will be provided with the opportunity to make a statement and will be available to answer appropriate questions.

The Board recommends a vote FOR Proposal 3 approving the appointment of PwC as the Company’s Independent Registered Public Accounting Firm for 2026.

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OTHER MATTERS

Manner of Voting Proxies

Common shares represented by all valid proxies received will be voted in the manner specified in the proxies. Where specific choices are not indicated, the common shares represented by all valid proxies received will be voted in accordance with the Board’s recommendation for each of the proposals named earlier in this Proxy Statement.

In the case of common shares held in employee benefit plans, the trustee will typically vote all common shares within such plans in direct proportion to those common shares actually voted by plan participants.

Should any matter not described above be acted upon at the meeting, the persons named in the proxy card will vote in accordance with their judgment. The Board knows of no other matters which are to be considered at the 2026 Annual Meeting.

Votes Required for Approval

With respect to the election of directors, the nominees will be elected if the number of votes cast “for” such nominee exceeds the number of votes cast “against” that nominee. If an incumbent director in an uncontested election receives less than a simple majority of votes cast “for” that director, the director is required to submit a letter of resignation to the Board of Directors, which the Board may either accept or reject in accordance with the Company’s Bye-laws. The majority vote standard is not applicable to contested director elections, which are determined by a plurality of the votes cast. A plurality of votes cast means that the nominee receiving the highest number of affirmative votes is elected, irrespective of how small the number of affirmative votes is in comparison to the total number of shares voted. The other proposals require the affirmative vote of a majority of the voting power held by holders of common shares present at the 2026 Annual General Meeting, in person or by proxy, provided a quorum is present.

Broker discretionary voting is permitted only for the proposed ratification of the appointment of the Company’s independent registered public accounting firm. Broker non-votes and abstentions will not be counted as votes cast for or against any of the items presented.

Inspectors of Election

Computershare Trust Company, N.A., 111 Town Square Place, Suite 1505, Jersey City, New Jersey 07310, has been appointed as Inspectors of Election for the 2026 Annual Meeting. Representatives of Computershare will attend the Annual Meeting and receive votes and ballots, supervise the counting and tabulating of all votes and ballots and determine the results of the vote.

Costs of Solicitation

The solicitation of proxies will be made primarily by mail; however, directors, officers, employees and agents of the Company may also solicit proxies by telephone, internet or personal interview. Solicitation costs will be paid by the Company. Upon request, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxy materials to their principals.

Delivery of Documents to Shareholders Sharing an Address

SEC regulations permit a single set of the Annual Report and Proxy Statement to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder will continue to receive a separate proxy card. This procedure, referred to as house-holding, reduces the volume of duplicate information shareholders receive and reduces our mailing and printing costs. Those shareholders who desire additional copies of this document or would like to receive separate copies of this document in the future should contact their bank, broker or other holder of record or the Corporate Secretary at the address presented under “Available Information” below.

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Available Information

The Company is subject to the informational reporting requirements of the Exchange Act. In accordance therewith, the Company files reports, proxy statements and other information with the SEC. These documents are available at www.sec.gov and www.whitemountains.com shortly after such material is electronically filed with or furnished to the SEC. In addition, the Company’s code of business conduct and ethics as well as the various charters governing the actions of certain of the Company’s Committees of its Board of Directors, including its Audit Committee and Compensation/Nominating & Governance Committee, are available at www.whitemountains.com.

The Company will provide to any shareholder, upon request and without charge, copies of these documents (excluding any applicable exhibits unless specifically requested). Written or telephone requests should be directed to the Corporate Secretary, White Mountains Insurance Group, Ltd., 26 Reid Street, Hamilton HM 11, Bermuda, telephone number (441) 278-3160.

Non-GAAP Measures

Information regarding the calculation of non-GAAP financial measures contained in this proxy statement can be found in Annex A: Reconciliation of Non-GAAP Measures.

Availability of Proxy Materials

Proxy materials for the 2026 Annual General Meeting, including the Chief Executive Officer’s Letter, Notice of 2026 Annual General Meeting of Members and Proxy Statement and the 2025 Management Report are available online for viewing and downloading at: www.edocumentview.com/wtm.

Offices of the Company

The Company’s headquarters is located at A.S. Cooper Building, 26 Reid Street, Hamilton HM 11, Bermuda, its principal executive office is located at 23 South Main Street, Suite 3B, Hanover, New Hampshire 03755, and its registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

Proposals by Shareholders for the 2027 Annual Meeting of Members

Shareholder proposals (other than proposals nominating director candidates for which the procedures are outlined on page 22) must be received in writing by the Secretary of the Company no later than Wednesday, December 2, 2026 and must comply with the requirements of SEC Rule 14a-8 promulgated under the Securities Exchange Act in order to be considered for inclusion in the Company’s proxy statement relating to the Annual Meeting to be held in 2027.

By Order of the Board of Directors,

Jennifer L. Moyer,

Corporate Secretary

63

ANNEX A: RECONCILIATION OF NON-GAAP MEASURES

Our 2026 Proxy Statement includes certain non-GAAP financial measures that we believe provide information useful to investors in assessing our financial condition and results of operations. There can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies.

Reconciliation of GAAP book value per share to Adjusted Book Value Per Share

Refer to page 48 in White Mountains's 2024 Form 10-K

Reconciliation from growth in ABVPS and BVPS to growth in Intrinsic Value Per Share ("IVPS")

	Years ended December 31,
Growth:	2025	2024	2023
ABVPS, as reported	N/A	7.7%	14.0%
BVPS, as reported	25.4%	N/A	N/A
change in franchise value adjustments	-5.2%	1.2%	0.9%
IVPS	20.2%	8.9%	14.9%

Compensation Value Per Share[1]	22.8%	8.3%	14.5%
Compensation Value Per Share[1] - 3-Year Average	15.2%

[1] Compensation Value Per Share is calculated using 50% each of IVPS and ABVPS for 2023 and 2024; 50% each of IVPS and BVPS for 2025.

A-1

01 - Liam P. Caffrey 02 - Mary C. Choksi 03 - John K. Chu 1PCF For Against Abstain For Against Abstain For Against Abstain 04 - Weston M. Hicks A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3 048F8A 2. Approval of the advisory resolution on executive compensation 3. Approval of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2026 1. Election of Class II Directors to a term ending in 2029: For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 2026 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/WTM or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Votes submitted electronically must be received by 11:59 p.m. Eastern Time, on May 20, 2026. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/WTM Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/WTM Notice of the 2026 Annual Meeting of Shareholders Liam P. Caffrey and Jennifer L. Moyer, or either of them, each with the full power of substitution, are hereby authorized to represent and vote all Common Shares of the undersigned at the 2026 Annual General Meeting of Shareholders to be held at on Thursday, May 21, 2026, at 8:00 a.m., Atlantic Time at Rosewood Bermuda Hotel, 60 Tucker’s Point Drive, Hamilton Parish, Bermuda and any adjournment thereof. Shares represented by this proxy will be voted by the proxy holders subject to any directions indicated on the reverse of this card. If no such directions are indicated, the proxy holders will have authority to vote FOR the election of all director nominees and FOR proposals 2 and 3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) White Mountains Insurance Group, Ltd. C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below.

01 - Liam P. Caffrey 02 - Mary C. Choksi 03 - John K. Chu 1UPX For Against Abstain For Against Abstain For Against Abstain 04 - Weston M. Hicks 048F9A 2. Approval of the advisory resolution on executive compensation 3. Approval of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2026 1. Election of Class II Directors to a term ending in 2029: For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 2026 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3

Notice of the 2026 Annual Meeting of Shareholders Liam P. Caffrey and Jennifer L. Moyer, or either of them, each with the full power of substitution, are hereby authorized to represent and vote all Common Shares of the undersigned at the 2026 Annual General Meeting of Shareholders to be held at on Thursday, May 21, 2026, at 8:00 a.m., Atlantic Time at Rosewood Bermuda Hotel, 60 Tucker’s Point Drive, Hamilton Parish, Bermuda and any adjournment thereof. Shares represented by this proxy will be voted by the proxy holders subject to any directions indicated on the reverse of this card. If no such directions are indicated, the proxy holders will have authority to vote FOR the election of all director nominees and FOR proposals 2 and 3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) White Mountains Insurance Group, Ltd. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q